Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230066
333-230066-01

CALCULATION OF REGISTRATION FEE

Title of Each Class to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Unsecured Senior Notes	$1,000,000,000	$109,100

(1)

The filing fee, calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, has been transmitted to the Securities and Exchange Commission in connection with the securities offered under Registration Statement File Nos. 333-230066 and 333-230066-01 by means of this prospectus supplement.

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 5, 2019)

Enterprise Products Operating LLC

$1,000,000,000 3.300% Senior Notes due 2053

Unconditionally Guaranteed by

Enterprise Products Partners L.P.

This prospectus supplement relates to our offering of senior notes due 2053, which we refer to as the “notes.” The notes will bear interest at the rate of 3.300% per year and will mature on February 15, 2053. We will pay interest on the notes on February 15 and August 15 of each year, beginning on February 15, 2022.

We may redeem some or all of the notes at any time at the applicable redemption prices described in “Description of the Notes—Optional Redemption.”

The notes will be unsecured and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be guaranteed by our parent, Enterprise Products Partners L.P., on an unsecured and unsubordinated basis, and in certain circumstances may be guaranteed in the future on the same basis by one or more of our subsidiaries.

The notes will not be listed on any securities exchange.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per note	Total
Public Offering Price (1)	99.170%	$991,700,000
Underwriting Discount	0.875%	$8,750,000
Proceeds to Enterprise Products Operating LLC (before expenses)	98.295%	$982,950,000

(1)	Plus accrued interest from September 15, 2021, if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about September 15, 2021.

Joint Book-Running Managers

Citigroup

Deutsche Bank Securities

SOCIETE GENERALE

US Bancorp

BofA Securities

Credit Agricole CIB

MUFG

PNC Capital Markets LLC

TD Securities

Scotiabank

Co-Managers

Barclays	BBVA	BMO Capital Markets	Credit Suisse

J.P. Morgan	Mizuho Securities	Morgan Stanley	RBC Capital Markets

SMBC Nikko	Truist Securities	Wells Fargo Securities

The date of this prospectus supplement is September 7, 2021.

Prospectus Supplement

S-i

Important Notice About Information in This

Prospectus Supplement and the Accompanying Prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of notes and certain terms of the notes and the guarantee. The second part is the accompanying prospectus, which describes certain terms of the Indenture (as defined under “Description of the Notes”) under which the notes will be issued and which gives more general information, some of which may not apply to this offering of notes.

If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

We expect delivery of the notes will be made against payment therefor on or about September 15, 2021, which is the sixth business day following the date of pricing of the notes (such settlement being referred to as “T+6”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or on any subsequent date that is prior to the second trading day preceding the date on which we deliver the notes to the underwriters for the offering will be required, by virtue of the fact that the notes initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

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SUMMARY

This summary highlights information from this prospectus supplement and the accompanying prospectus to help you understand our business, the notes and the guarantee. It does not contain all of the information that is important to you. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a more complete understanding of this offering and our business. You should read “Risk Factors” beginning on page S-7 of this prospectus supplement and page 3 of the accompanying prospectus for more information about important risks that you should consider before making a decision to purchase notes in this offering.

Enterprise Products Partners L.P. (which we refer to as “Enterprise Parent” or the “Partnership”) conducts substantially all of its business through Enterprise Products Operating LLC (successor to Enterprise Products Operating L.P.) (which we refer to as “Enterprise”) and the subsidiaries and unconsolidated affiliates of Enterprise. Accordingly, in the sections of this prospectus supplement that describe the business of Enterprise and Enterprise Parent, unless the context otherwise indicates, references to “Enterprise,” “us,” “we,” “our” and like terms refer to Enterprise Products Operating LLC together with its wholly owned subsidiaries and Enterprise’s investments in unconsolidated affiliates. Enterprise is the borrower under substantially all of the consolidated company’s credit facilities (except for credit facilities of certain unconsolidated affiliates) and is the issuer of substantially all of the consolidated company’s publicly traded notes, all of which are guaranteed by Enterprise Parent. Enterprise’s financial results do not differ materially from those of Enterprise Parent; the number and dollar amount of reconciling items between Enterprise’s consolidated financial statements and those of Enterprise Parent are insignificant. All financial and operating results presented in this prospectus supplement are those of Enterprise Parent.

The notes are solely obligations of Enterprise and, to the extent described in this prospectus supplement, are guaranteed by Enterprise Parent. Accordingly, in the other sections of this prospectus supplement, including “Summary—The Offering” and “Description of the Notes,” unless the context otherwise indicates, references to “Enterprise,” “us,” “we,” “our” and like terms refer to Enterprise Products Operating LLC and do not include any of its subsidiaries or unconsolidated affiliates or Enterprise Parent. Likewise, in such sections, unless the context otherwise indicates, including with respect to financial and operating information that is presented on a consolidated basis, “Enterprise Parent” and “Parent Guarantor” refer to Enterprise Products Partners L.P. and not its subsidiaries or unconsolidated affiliates.

Enterprise and Enterprise Parent

Overview

We are a leading North American provider of midstream energy services to producers and consumers of natural gas, natural gas liquids (“NGLs”), crude oil, petrochemicals and refined products. Our fully integrated, midstream energy asset network links producers of natural gas, NGLs and crude oil from some of the largest supply basins in the United States (“U.S.”), Canada and the Gulf of Mexico with domestic consumers and international markets.

Our midstream energy operations currently include: natural gas gathering, treating, processing, transportation and storage; NGL transportation, fractionation, storage, and export and import terminals (including those used to export liquefied petroleum gases and ethane); crude oil gathering, transportation, storage, and marine terminals; propylene production facilities (including propane dehydrogenation facilities), butane isomerization, octane enhancement, isobutane dehydrogenation and high purity isobutylene production facilities; petrochemical and refined products transportation, storage, and marine terminals (including those used to export ethylene and polymer grade propylene; and a marine transportation business that operates on key U.S. inland and intracoastal waterway systems. Our assets currently include approximately 50,000 miles of pipelines; 260 million barrels of storage capacity for NGLs, crude oil, petrochemicals and refined products; and 14 billion cubic feet (“Bcf”) of natural gas storage capacity.

For the year ended December 31, 2020 and the six months ended June 30, 2021, Enterprise Parent had consolidated revenues of $27.2 billion and $18.6 billion, respectively, operating income of $5.0 billion and $3.2 billion, respectively, and net income attributable to common unitholders of $3.8 billion and $2.5 billion, respectively.

Our principal executive offices, including those of Enterprise Parent, are located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002, and our and Enterprise Parent’s telephone number is (713) 381-6500. Enterprise Parent’s website address is www.enterpriseproducts.com. Information on Enterprise Parent’s website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

Our Business Segments

We currently have four reportable business segments: (i) NGL Pipelines & Services; (ii) Crude Oil Pipelines & Services; (iii) Natural Gas Pipelines & Services; and (iv) Petrochemical & Refined Products Services. We provide midstream energy services directly and through our subsidiaries and unconsolidated affiliates.

NGL Pipelines & Services. Our NGL Pipelines & Services business segment includes our: (i) 19 natural gas processing facilities and related NGL marketing activities; (ii) approximately 19,900 miles of NGL pipelines; (iii) NGL and related product storage facilities; and (iv) 18 NGL fractionators. This segment also includes our liquefied petroleum gas and ethane export terminals and related operations. Purity NGL products (ethane, propane, normal butane, isobutane and natural gasoline) are used as feedstocks by the petrochemical industry, as feedstocks by refineries in the production of motor gasoline and as fuel by industrial and residential consumers.

Crude Oil Pipelines & Services. Our Crude Oil Pipelines & Services business segment includes approximately 5,900 miles of crude oil pipelines, crude oil storage and marine terminals, and related crude oil marketing activities. This segment also includes a fleet of approximately 310 tractor-trailer tank trucks, the majority of which we lease and operate, that are used to transport crude oil.

Natural Gas Pipelines & Services. Our Natural Gas Pipelines & Services business segment includes approximately 19,000 miles of natural gas pipeline systems that provide for the gathering, treating and transportation of natural gas in Colorado, Louisiana, New Mexico, Texas and Wyoming. We lease underground salt dome natural gas storage facilities located in Texas and Louisiana and own an underground salt dome storage cavern in Texas, all of which are important to our natural gas pipeline operations. This segment also includes our related natural gas marketing activities.

Petrochemical & Refined Products Services. Our Petrochemical & Refined Products Services business segment includes: (i) propylene production facilities, which include propylene fractionation units and a propane dehydrogenation facility, approximately 800 miles of pipelines, and related marketing activities; (ii) a butane isomerization complex and related deisobutanizer operations, along with approximately 70 miles of associated pipelines; (iii) isobutane dehydrogenation, octane enhancement and high purity isobutylene production facilities; (iv) refined products pipelines aggregating approximately 3,300 miles, terminals and associated marketing activities; (v) an ethylene export terminal and related operations; and (vi) marine transportation.

Recent Developments

Enterprise Enters into September 2021 364-Day Revolving Credit Agreement

On September 7, 2021, Enterprise entered into a 364-day revolving credit agreement (the “September 2021 364-Day Revolving Credit Agreement”), which provides Enterprise with $1.5 billion of borrowing capacity (which may be increased by up to $200 million to $1.7 billion at our election, provided certain conditions are met) at a variable interest rate for a term of 364 days, subject to the terms and conditions set forth therein. The September 2021 364-Day Revolving Credit Agreement replaces our existing 364-day revolving credit agreement (the “September 2020 364-Day Revolving Credit Agreement”), dated as of September 8, 2020 (which provided for an aggregate borrowing capacity of $1.5 billion and had a maturity date of September 7, 2021). We may use the proceeds from loans under the September 2021 364-Day Revolving Credit Agreement for working capital, capital expenditures, acquisitions and other company purposes. For additional information regarding the September 2021 364-Day Revolving Credit Agreement, please see the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 7, 2021, which is incorporated herein by reference.

Enterprise Enters into September 2021 Multi-Year Revolving Credit Agreement

On September 7, 2021, Enterprise entered into a multi-year revolving credit agreement (the “September 2021 Multi-Year Revolving Credit Agreement”). Under the terms of the September 2021 Multi-Year Revolving Credit Agreement, we may borrow up to $3.0 billion (which may be increased by up to $500 million to $3.5 billion at our election, provided certain conditions are met) at a variable interest rate for a term of five years, subject to the terms and conditions set forth therein. The September 2021 Multi-Year Revolving Credit Agreement replaces our existing multi-year revolving credit agreement (the “September 2017 Multi-Year Revolving Credit Agreement”), dated as of September 13, 2017 (which provided for an aggregate borrowing capacity of $3.5 billion and had a maturity date of September 10, 2024). We may use the proceeds from loans under the September 2021 Multi-Year Revolving Credit Agreement as a backstop for commercial paper and for working capital, capital expenditures, acquisitions and other company purposes. For additional information regarding the September 2021 Multi-Year Revolving Credit Agreement, please see the Partnership’s Current Report on Form 8-K filed with the SEC on September 7, 2021, which is incorporated herein by reference.

Enterprise and Magellan Team Up with Intercontinental Exchange for New Houston Crude Oil Futures Contract

In June 2021, we, Magellan Midstream Partners, L.P (“Magellan”) and Intercontinental Exchange, Inc. (“ICE”) announced the establishment of a new futures contract for the physical delivery of crude oil in the Houston, Texas area in response to market interest for a Houston-based index with greater scale, flow assurance and price transparency. It will utilize the capabilities and global reach of ICE’s industry-recognized, state-of-the-art trading platform and is due to be launched by ICE by early 2022, subject to regulatory approval.

The quality specifications of the new futures contract will be consistent with West Texas Intermediate originating from the Permian Basin with common delivery options at either our ECHO terminal in Houston or Magellan’s East Houston terminal. In support of this new futures contract, we and Magellan expect to discontinue provisions for delivery services under legacy futures contracts that are deliverable at each terminal once the new futures contract is finalized and receives regulatory approval.

Enterprise to Increase its Use of Power from Renewable Resources

In March 2021, we announced the execution of a power purchase agreement with EDF Renewables North America that will increase our use of electricity from solar power by 100 megawatts, alternating current (MWac)/132 megawatts, direct current (MWdc). We are committed to being a responsible steward of the environment, including using energy sustainably across our footprint. We estimate that by 2025, approximately 25% of our power will be from renewable resources.

Organizational Structure

The following chart depicts our organizational structure and approximate ownership as of August 31, 2021.

(1)

Includes Enterprise Parent common units beneficially owned by certain family trusts and other EPCO affiliates. DDLLC, a private affiliate of EPCO that owns 100% of the membership interests in Enterprise GP, and EPCO are each controlled by separate voting trusts. The voting trustees of each of these voting trusts consist of three individuals, currently Randa Duncan Williams, Richard H. Bachmann and W. Randall Fowler. Accordingly, the common units beneficially owned by DDLLC and EPCO are now controlled by each of the respective voting trusts. Ms. Williams also has beneficial ownership in these common units to the extent of her pecuniary interest in DDLLC and EPCO.

The Offering

Issuer	Enterprise Products Operating LLC.

Guarantee	The notes will be fully and unconditionally guaranteed by the Parent Guarantor on an unsecured and unsubordinated basis. Initially, the notes will not be guaranteed by any of our subsidiaries. In the future, however, if any of our subsidiaries become guarantors or co-obligors of our funded debt (as defined in the Indenture), then those subsidiaries will jointly and severally, fully and unconditionally, guarantee our payment obligations under the notes. Please read “Description of the Notes—Parent Guarantee” and “—Potential Guarantee of Notes by Subsidiaries.”

Securities Offered	$1,000,000,000 aggregate principal amount of 3.300% senior notes due 2053.

Interest	The notes will bear interest at 3.300% per annum, accruing from and including September 15, 2021.

Interest Payment Dates	Interest on the notes will be paid in cash semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2022.

Maturity	February 15, 2053.

Use of Proceeds	We will receive aggregate net proceeds of approximately $981.2 million from the sale of the notes to the underwriters after deducting the underwriting discounts and other estimated offering expenses payable by us. We expect to use the net proceeds of this offering for (i) general company purposes, including for growth capital investments, and (ii) the repayment of debt (including the repayment of (i) a portion of our $750.0 million principal amount of 3.50% Senior Notes VV due 2022 and/or (ii) a portion of our $650.0 million principal amount of 4.05% Senior Notes CC due 2022, in each case, at their maturity in February 2022). Certain of the underwriters or their affiliates may hold our Senior Notes VV and/or Senior Notes CC to be repaid with proceeds from this offering and, accordingly, may receive a substantial portion of the net proceeds of this offering. Please read “Use of Proceeds” and “Underwriting” in this prospectus supplement.

Ranking	The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. Please read “Description of the Notes—Ranking.”

Optional Redemption	We may redeem, at our option, all or part of the notes at any time prior to August 15, 2052 (six months prior to their maturity date) (the “Par Call Date”) at the applicable redemption price described under “Description of the Notes—Optional Redemption” plus accrued and unpaid interest to the date of redemption. We may also redeem, at our option, all or part of the notes at any time on or after the Par Call Date at a price of 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

For a more complete description of the redemption provisions of the notes, please read “Description of the Notes—Optional Redemption.”

Certain Covenants	We will issue the notes under an Indenture with U.S. Bank National Association, as trustee. The Indenture covenants include a limitation on liens and a restriction on sale-leasebacks. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described under “Description of Debt Securities—Certain Covenants” in the accompanying prospectus.

Risk Factors	Investing in the notes involves certain risks. You should carefully consider the risk factors discussed under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes.

Book-Entry Form/Denominations	The notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trading	We will not list the notes for trading on any securities exchange.

Trustee	U.S. Bank National Association.

Governing Law	The notes and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

An investment in our notes involves certain risks. You should carefully consider the risks described below in addition to the risks described under “Risk Factors” in the accompanying prospectus, and in our Annual Report on Form 10-K for the year ended December 31, 2020, which report is incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, the value of our notes could decline, and you could lose part or all of your investment.

Risks Related to Our Business

Our debt level may limit our future financial and operating flexibility.

On an as adjusted basis after giving effect to this senior notes offering and the application of the net proceeds therefrom, as of June 30, 2021, Enterprise Parent had approximately $27.17 billion principal amount of consolidated senior long-term debt outstanding, $2.65 billion in principal amount of junior long-term subordinated debt outstanding and no short-term commercial paper notes outstanding. The amount of our future debt could have significant effects on our operations, including, among other things:

•

a substantial portion of our cash flow could be dedicated to the payment of principal and interest on our future debt and may not be available for other purposes, including the payment of distributions on Enterprise Parent’s common units and for capital investments;

•	credit rating agencies may take a negative view of the energy sector or our consolidated debt level;

•

covenants contained in our existing and future credit and debt agreements will require us to continue to meet financial tests that may adversely affect our flexibility in planning for and reacting to changes in our business, including possible acquisition opportunities;

•

our ability to obtain additional financing, if necessary, for working capital, investments in capital projects, acquisitions or other purposes may be impaired or such financing may not be available on favorable terms;

•	we may be at a competitive disadvantage relative to similar companies that have less debt; and

•	we may be more vulnerable to adverse economic and industry conditions as a result of our significant debt level.

Our public debt indentures currently do not limit the amount of future indebtedness that we can incur, assume or guarantee. Although our credit agreements restrict our ability to incur additional debt above certain levels, any debt we may incur in compliance with these restrictions may still be substantial.

Our credit agreements and each of the indentures related to our public debt instruments include traditional financial covenants and other restrictions. For example, Enterprise Parent is prohibited from making distributions to its partners if such distributions would cause an event of default or otherwise violate a covenant under our credit agreements. A breach of any of these restrictions by us or Enterprise Parent could permit our lenders or noteholders, as applicable, to declare all amounts outstanding under these debt agreements to be immediately due and payable and, in the case of our credit agreements, terminate all commitments to extend further credit.

Our ability to access capital markets to raise capital on favorable terms could be affected by our debt level, when such debt matures, and by prevailing market conditions. Moreover, if the rating agencies were to downgrade the energy sector or our credit ratings, we could experience an increase in our borrowing costs, difficulty accessing capital markets and/or a reduction in the market price of Enterprise Parent’s common units.

Such a development could adversely affect our ability to obtain financing for working capital, investments in capital projects or acquisitions, or to refinance existing indebtedness. If we are unable to access the capital markets on favorable terms in the future, we might be forced to seek extensions for some of our short-term debt obligations or to refinance some of our debt obligations through bank credit, as opposed to long-term public debt securities or equity securities. The price and terms upon which we might receive such extensions or additional bank credit, if at all, could be more onerous than those contained in our existing debt agreements. Any such arrangements could, in turn, increase the risk that our leverage may adversely affect our future financial and operating flexibility.

The impacts from the coronavirus disease 2019 (“COVID-19”) pandemic and certain developments in the global oil markets have had, and may continue to have, material adverse consequences for general economic, financial and business conditions, and could materially and adversely affect our business, financial condition, results of operations and liquidity and those of our customers, suppliers and other counterparties.

Changes in the supply of and demand for hydrocarbon products impacts both the volume of products that we sell and the level of services that we provide to customers, which in turn has a direct impact on our financial position, results of operations and cash flows. The continued global effects of the COVID-19 pandemic, which began in the first quarter of 2020 and include the consequences of international COVID-19 containment measures (e.g., quarantines, travel restrictions, temporary business closures and similar protective actions), reduced near-term demand for hydrocarbon products by record amounts and created a significant oversupply situation. Also, in the early stages of the pandemic, disputes between members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (collectively, the “OPEC+” group) over crude oil production levels led to unprecedented volatility in global energy markets and a historic collapse in crude oil prices in April 2020. Although the OPEC+ group and other producers subsequently reached agreements to gradually reduce the oversupply of crude oil through production cuts, the downturn in the energy industry caused by lower demand and prices negatively impacted us, the producers we work with and our other customers to varying degrees.

Across the globe, many countries have eased their COVID-19 containment measures and central banks and governments have instituted fiscal measures in an effort to stimulate economic activity. As a result, hydrocarbon demand has started to recover; however, a continuation of this trend remains dependent on successful containment of the disease, the efficacy and distribution of approved vaccines on COVID-19 and its emerging variants, and proven therapeutics. Any prolonged period of economic slowdown or recession, or a protracted period of depressed demand or prices for crude oil or other products that we handle, could have significant adverse consequences on our financial condition and the financial condition of our customers, suppliers and other counterparties, and could diminish our liquidity and negatively affect the volumes of products handled by our pipelines and other facilities.

The ultimate impact of the pandemic on our financial condition, results of operations and cash flows depends largely on developments outside our control, including the duration of the outbreak, the related impact on overall economic activity, potential long-term impacts on demand for crude oil and other products and the willingness of the OPEC+ group to continue to reduce the oversupply of crude oil, all of which cannot be predicted with certainty.

Risks Related to the Notes

The notes are pari passu with a substantial portion of our other unsecured senior indebtedness.

Our payment obligations under the notes are unsecured and pari passu in right of payment with a substantial portion of our current and future indebtedness, including our indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations, and other senior indebtedness.

The Indenture does not limit our ability to incur additional indebtedness and other obligations, including indebtedness and other obligations that rank senior to or pari passu with the notes. On an as adjusted basis after giving effect to this senior notes offering and the application of the net proceeds therefrom, at June 30, 2021, the principal amount of direct long-term indebtedness (including current maturities) of Enterprise that would be pari passu with the notes totaled approximately $26.17 billion and there would be no principal amount of direct short-term indebtedness of Enterprise that would be pari passu with the notes. As discussed below, the notes will also be effectively subordinated to all of our subsidiaries’ and unconsolidated affiliates’ existing and future indebtedness and other obligations, other than any subsidiaries that may guarantee the notes in the future. At June 30, 2021, indebtedness of our consolidated subsidiaries totaled $14.6 million and that of our unconsolidated affiliates totaled $21.3 million.

Enterprise Parent’s guarantee of the notes is pari passu with all of its other senior indebtedness.

Enterprise Parent’s guarantee of the notes ranks pari passu in right of payment with all of its current and future senior indebtedness, including Enterprise Parent’s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior indebtedness.

We may require cash from our subsidiaries to make payments on the notes.

We conduct the majority of our operations through our subsidiaries and unconsolidated affiliates, some of which are not wholly owned, and we rely to a significant extent on dividends, distributions, proceeds from inter-company transactions, interest payments and loans from those entities to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses, including interest payments on the notes, which may be subject to contractual restrictions as well as applicable state partnership and limited liability company laws and other laws and regulations. Holders of notes should look only to our assets and the assets of Enterprise Parent, and not to the assets of any of our subsidiaries or unconsolidated affiliates, for payments on the notes, other than any subsidiaries that may guarantee the notes in the future. If we are unable to obtain cash from such entities to fund required payments in respect of the notes, we may be unable to make payments of principal of or interest on the notes.

The notes will be structurally subordinated to liabilities and indebtedness of our subsidiaries and effectively subordinated to any of our secured indebtedness to the extent of the assets securing such indebtedness.

The notes are not guaranteed by our subsidiaries and our subsidiaries are generally not prohibited under the indenture from incurring additional indebtedness. As a result, holders of the notes will be structurally subordinated to claims of third-party creditors, including holders of indebtedness, of these subsidiaries. Claims of those other creditors, including trade creditors, secured creditors, governmental authorities, and holders of indebtedness or guarantees issued by the subsidiaries, will generally have priority as to the assets of the subsidiaries over claims by the holders of the notes. As a result, rights of payment of holders of our indebtedness, including the holders of the notes, will be structurally subordinated to all those claims of creditors of our subsidiaries.

We currently have no secured indebtedness outstanding, but holders of any secured indebtedness that we may incur in the future would have claims with respect to our assets constituting collateral for such indebtedness that are effectively prior to any claims holders may have under the notes. In the event of a default on such secured indebtedness or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the notes.

Accordingly, any such secured indebtedness would effectively be senior to the notes to the extent of the value of the collateral securing the indebtedness. While the indenture governing the notes places some limitations on our ability to create liens, there are significant exceptions to these limitations that will allow us to secure some kinds of indebtedness without equally and ratably securing the notes. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the notes and the holders of other claims against us with respect to our other assets. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

We may elect to redeem the notes when prevailing interest rates are lower.

As discussed in “Description of the Notes—Optional Redemption,” we may redeem the notes at any time prior to the Par Call Date, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the notes to be redeemed (exclusive of interest accrued to the Redemption Date (as defined in “Description of the Notes—Optional Redemption”)) that would have been due if the notes had matured on the Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined in “Description of the Notes—Optional Redemption”) plus 25 basis points; plus, in either case, accrued and unpaid interest to the Redemption Date. On or after the Par Call Date, we may redeem such notes, in whole or in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to the Redemption Date.

A market may not develop for the notes.

The notes will constitute a new issue of securities with no established trading market and will not be listed on any securities exchange. An active market may not develop or be sustained for the notes. As a result, we cannot assure you that you will be able to sell your notes or at what price. Although the underwriters have indicated that they intend to make a market in the notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue that market-making at any time without notice.

There are restrictions on your ability to resell the notes.

The notes may not be purchased by or transferred to certain types of benefit plans. See “Certain ERISA Considerations.”

If Enterprise Parent were treated as a corporation for U.S. federal income tax purposes or we or Enterprise Parent were subject to a material amount of entity-level taxation for state tax purposes, the cash available for payment on the notes could be substantially reduced.

Current law may change so as to cause Enterprise Parent to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us or Enterprise Parent to a material amount of entity-level taxation. If Enterprise Parent were treated as a corporation for U.S. federal income tax purposes, it would pay U.S. federal income tax on its taxable income at the corporate tax rate and it likely would pay state taxes as well. Because a tax would be imposed upon it as a corporation, the cash available for payment on the notes (in its capacity as guarantor) would be reduced to the extent of such taxes, and could be substantially reduced in future periods. Therefore, treatment of Enterprise Parent as a corporation could result in a material reduction in its anticipated cash flows and could cause a reduction in the value of the notes.

From 2013 through 2017, several publicly traded partnerships merged into their corporate general partner sponsors. In 2018 and continuing into 2020, the combination of a number of additional factors, including the passage of the Tax Cuts and Jobs Act of 2017 (which lowered the federal corporate tax rate from 35% to 21%

and generally provides for the expensing of certain capital investments and acquisitions), the Federal Energy Regulatory Commission issuing its Revised Policy Statement on the Treatment of Income Taxes in March 2018, and, generally, continued lower demand and related liquidity for midstream energy companies (including those structured as publicly traded partnerships) led additional publicly traded partnerships to either (i) merge into their corporate general partner sponsors, (ii) merge into their general partner structured as a partnership and then elect for the combined entity to be taxed as a corporation, or (iii) voluntarily elect to be taxed as a corporation. These conversions have materially reduced the number of publicly traded partnerships and the total market capitalization and the depth of capital available for the publicly traded partnership sector.

While we currently believe that our classification as a partnership for U.S. federal income tax purposes continues to provide a net benefit for our debt investors and unitholders, should we continue to see (i) additional publicly traded partnerships elect to be taxed as corporations, which could result in a further decrease in the total market capitalization of the publicly traded partnership sector, (ii) lower demand for equity capital in the publicly traded partnership sector, (iii) the absence of a historic premium in the market valuation of publicly traded partnerships compared to midstream energy companies taxed as corporations (or if we see a material discount in the valuation of our partnership compared to such companies), or (iv) a combination thereof that results in a material difference in our cost of capital or limits our access to capital, the board of directors of our general partner may determine it is in our unitholders’ best interest to change our classification as a partnership for U.S. federal income tax purposes. Should the general partner recommend that we change our tax classification, such change would be subject to the approval of our common unitholders.

In addition, at the state level, several states have been evaluating ways to subject partnerships and limited liability companies to entity-level taxation through the imposition of state income, franchise, capital, and other forms of business taxes. We currently own property or do business in a substantial number of states, many of which impose some form of tax obligation on us. Imposition of any of these taxes in jurisdictions in which we own assets or conduct business or an increase in the existing tax rates could reduce the cash available for payment on the notes.

If the Internal Revenue Service (“IRS”) makes audit adjustments to our or Enterprise Parent’s income tax returns for tax years beginning after December 31, 2017, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us or Enterprise Parent, in which case we or Enterprise Parent would pay the taxes directly to the IRS. If we or Enterprise Parent bear such payment, our or Enterprise Parent’s ability to service our debt (including the notes) and pay operating expenses could be negatively impacted.

Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to our or Enterprise Parent’s income tax returns, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us or Enterprise Parent. Our managing member and the general partner of Enterprise Parent would cause us and Enterprise Parent, respectively, to pay the taxes (including any applicable penalties and interest) directly to the IRS. If, as a result of any such audit adjustment, we or Enterprise Parent are required to make payments of taxes, penalties and interest, our cash available for servicing debt, including payment on the notes, and satisfying operating expenses might be substantially reduced.

USE OF PROCEEDS

We will receive aggregate net proceeds of approximately $981.2 million from the sale of the notes to the underwriters after deducting the underwriting discounts and other estimated offering expenses payable by us. We expect to use the net proceeds of this offering for (i) general company purposes, including for growth capital investments, and (ii) the repayment of debt (including the repayment of (i) a portion of our $750.0 million principal amount of 3.50% Senior Notes VV due 2022 and/or (ii) a portion of our $650.0 million principal amount of 4.05% Senior Notes CC due 2022, in each case, at their maturity in February 2022).

Indebtedness under our commercial paper program has been, and indebtedness under our September 2021 Multi-Year Revolving Credit Agreement, September 2021 364-Day Revolving Credit Agreement and commercial paper program may be, incurred for working capital purposes, investments in capital projects and other acquisitions. We may borrow additional amounts under our September 2021 Multi-Year Revolving Credit Agreement and our September 2021 364-Day Revolving Credit Agreement from time to time to repay commercial paper notes or for acquisitions, investments in capital projects and other general company purposes. We may issue and have outstanding short-term commercial paper notes at any time for acquisitions, investments in capital projects and other general company purposes. We intend to maintain a minimum borrowing capacity under our September 2021 Multi-Year Revolving Credit Agreement equal to any amount outstanding under commercial paper notes as a back-stop to the commercial paper program.

On September 7, 2021, we entered into the September 2021 364-Day Revolving Credit Agreement. The September 2021 364-Day Revolving Credit Agreement provides us with $1.5 billion of borrowing capacity (which may be increased by up to $200 million to $1.7 billion at our election, provided certain conditions are met) at a variable interest rate for a term of 364 days, subject to the terms and conditions set forth therein. The September 2021 364-Day Revolving Credit Agreement replaces our September 2020 364-Day Revolving Credit Agreement, dated as of September 8, 2020 (which provided for an aggregate borrowing capacity of $1.5 billion and had a maturity date of September 7, 2021). We may use the proceeds from loans under the September 2021 364-Day Revolving Credit Agreement for working capital, capital expenditures, acquisitions and other company purposes. As of September 3, 2021, we had no borrowings outstanding under our September 2020 364-Day Revolving Credit Agreement.

On September 7, 2021, Enterprise entered into the September 2021 Multi-Year Revolving Credit Agreement. Under the terms of the September 2021 Multi-Year Revolving Credit Agreement, we may borrow up to $3.0 billion (which may be increased by up to $500 million to $3.5 billion at our election, provided certain conditions are met) at a variable interest rate for a term of five years, subject to the terms and conditions set forth therein. The September 2021 Multi-Year Revolving Credit Agreement replaces our September 2017 Multi-Year Revolving Credit Agreement, dated as of September 13, 2017 (which provided for an aggregate borrowing capacity of $3.5 billion and had a maturity date of September 10, 2024). We may use the proceeds from loans under the September 2021 Multi-Year Revolving Credit Agreement as a backstop for commercial paper and for working capital, capital expenditures, acquisitions and other company purposes. As of September 3, 2021, we had no borrowings outstanding under our September 2017 Multi-Year Revolving Credit Agreement.

As of September 3, 2021, we had no short-term notes outstanding under our commercial paper program.

As of September 3, 2021, we had approximately $731.2 million of unrestricted cash and cash equivalents.

As of September 3, 2021, we had (i) $750.0 million in principal amount of our Senior Notes VV outstanding, which bear interest at a rate of 3.50% per annum and (ii) $650.0 million in principal amount of our Senior Notes CC outstanding, which bear interest at a rate of 4.05% per annum.

Certain of the underwriters or their affiliates may hold our Senior Notes VV and/or Senior Notes CC to be repaid with proceeds from this offering and, accordingly, may receive a substantial portion of the net proceeds of this offering. Please read “Underwriting—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth Enterprise Parent’s cash and cash equivalents and capitalization as of June 30, 2021:

•	on a consolidated historical basis; and

•	on an as adjusted basis to give effect to the issuance of the senior notes in this offering and the application of the net proceeds therefrom as described in “Use of Proceeds.”

The historical data in the table below should be read in conjunction with Enterprise Parent’s consolidated historical financial statements, including the accompanying notes, incorporated by reference in this prospectus supplement. You should read Enterprise Parent’s financial statements and accompanying notes that are incorporated by reference in this prospectus supplement for additional information regarding Enterprise Parent’s capital structure. Except as noted above, or in the footnotes to the table below, the historical and as adjusted data below do not reflect events after June 30, 2021.

	As of June 30, 2021
	Historical	As adjusted
	(Unaudited) (dollars in millions)
Cash and cash equivalents (1)	$404.5	$1,385.7

Debt (including current maturities):
Enterprise senior debt obligations:
Commercial Paper Notes, variable rates (2)	$—	$—
September 2020 364-Day Revolving Credit Agreement, variable-rate, due September 2021 (3)	—	—
Senior Notes VV, 3.50% fixed-rate, due February 2022 (4)	750.0	750.0
Senior Notes CC, 4.05% fixed-rate, due February 2022 (4)	650.0	650.0
Senior Notes HH, 3.35% fixed-rate, due March 2023	1,250.0	1,250.0
Senior Notes JJ, 3.90% fixed-rate, due February 2024	850.0	850.0
September 2017 Multi-Year Revolving Credit Agreement, variable-rate, due September 2024 (5)	—	—
Senior Notes MM, 3.75% fixed-rate, due February 2025	1,150.0	1,150.0
Senior Notes PP, 3.70% fixed-rate, due February 2026	875.0	875.0
Senior Notes SS, 3.95% fixed-rate, due February 2027	575.0	575.0
Senior Notes WW, 4.15% fixed-rate, due October 2028	1,000.0	1,000.0
Senior Notes YY, 3.125% fixed rate, due July 2029	1,250.0	1,250.0
Senior Notes AAA, 2.800% fixed-rate, due January 2030	1,250.0	1,250.0
Senior Notes D, 6.875% fixed-rate, due March 2033	500.0	500.0
Senior Notes H, 6.65% fixed-rate, due October 2034	350.0	350.0
Senior Notes J, 5.75% fixed-rate, due March 2035	250.0	250.0
Senior Notes W, 7.55% fixed-rate, due April 2038	399.6	399.6
Senior Notes R, 6.125% fixed-rate, due October 2039	600.0	600.0
Senior Notes Z, 6.45% fixed-rate, due September 2040	600.0	600.0
Senior Notes BB, 5.95% fixed-rate, due February 2041	750.0	750.0
Senior Notes DD, 5.70% fixed-rate, due February 2042	600.0	600.0
Senior Notes EE, 4.85% fixed-rate, due August 2042	750.0	750.0
Senior Notes GG, 4.45% fixed-rate, due February 2043	1,100.0	1,100.0
Senior Notes II, 4.85% fixed-rate, due March 2044	1,400.0	1,400.0
Senior Notes KK, 5.10% fixed-rate, due February 2045	1,150.0	1,150.0
Senior Notes QQ, 4.90% fixed-rate, due May 2046	975.0	975.0
Senior Notes UU, 4.25% fixed-rate, due February 2048	1,250.0	1,250.0
Senior Notes XX, 4.80% fixed-rate, due February 2049	1,250.0	1,250.0

	As of June 30, 2021
	Historical	As adjusted
	(Unaudited) (dollars in millions)
Senior Notes ZZ, 4.20% fixed rate, due January 2050	1,250.0	1,250.0
Senior Notes BBB, 3.70% fixed-rate, due January 2051	1,000.0	1,000.0
Senior Notes DDD, 3.20% fixed-rate, due February 2052	1,000.0	1,000.0
Senior Notes NN, 4.95% fixed-rate, due October 2054	400.0	400.0
Senior Notes CCC, 3.950% fixed-rate, due January 2060	1,000.0	1,000.0
Senior Notes EEE, 3.30% fixed-rate, due February 2053 (the “notes”)	—	1,000.0
TEPPCO senior debt obligations (6):
TEPPCO Senior Notes, 7.55% fixed-rate, due April 2038	0.4	0.4

Total principal amount of senior debt obligations	26,175.0	27,175.0
Enterprise Junior Subordinated Notes C, variable-rate, due June 2067	232.2	232.2
Enterprise Junior Subordinated Notes D, fixed/variable-rate, due August 2077	700.0	700.0
Enterprise Junior Subordinated Notes E, fixed/variable-rate, due August 2077	1,000.0	1,000.0
Enterprise Junior Subordinated Notes F, fixed/variable-rate, due February 2078	700.0	700.0
TEPPCO Junior Subordinated Notes, variable-rate, due June 2067	14.2	14.2

Total principal amount of senior and junior debt obligations	28,821.4	29,821.4

Total other, non-principal amounts	(273.9)	(292.7)

Total debt obligations, including current maturities	28,547.5	29,528.7

Equity:
Partners’ equity	$24,772.8	$24,772.8
Noncontrolling interest	1,074.0	1,074.0

Total equity	25,846.8	25,846.8

Total debt and equity	$54,394.3	$55,375.5

(1)	As of September 3, 2021, we had approximately $731.2 million of unrestricted cash and cash equivalents.
(2)	As of September 3, 2021, we had no borrowings outstanding under our commercial paper program.
(3)

On September 7, 2021, we entered into the September 2021 364-Day Revolving Credit Agreement, which replaced the September 2020 364-Day Revolving Credit Agreement referred to in the above table. Under the September 2021 364-Day Revolving Credit Agreement, we may borrow up to $1.5 billion (which may be increased by up to $200 million to $1.7 billion, at our election, subject to certain conditions) at a variable interest rate. Amounts borrowed under the September 2021 364-Day Revolving Credit Agreement mature on September 6, 2022. As of September 3, 2021, we had no borrowings outstanding under the September 2020 364-Day Revolving Credit Agreement.

(4)

As adjusted does not reflect the application of proceeds from this offering that we expect will be used to repay a portion of amounts due under Senior Notes VV and/or Senior Notes CC at their maturity.

(5)

On September 7, 2021, we entered into the September 2021 Multi-Year Revolving Credit Agreement, which replaced the September 2017 Multi-Year Revolving Credit Agreement referred to in the above table. Under the September 2021 Multi-Year Revolving Credit Agreement, we may borrow up to $3.0 billion (which may be increased by up to $500 million to $3.5 billion, at our election, subject to certain conditions) at a variable interest rate. Amounts borrowed under the September 2021 Multi-Year Revolving Credit Agreement mature on September 7, 2026. As of September 3, 2021, we had no borrowings outstanding under the existing September 2017 Multi-Year Revolving Credit Agreement.

(6)

Enterprise Parent acts as guarantor of the consolidated debt obligations of Enterprise with the exception of the remaining debt obligations of TEPPCO Partners, L.P. (“TEPPCO”). If we were to default on any of our guaranteed debt, Enterprise Parent would be responsible for full repayment of that obligation.

DESCRIPTION OF THE NOTES

We have summarized below certain material terms and provisions of the notes. This summary is not a complete description of all of the terms and provisions of the notes. You should read carefully the section entitled “Description of Debt Securities” in the accompanying prospectus for a description of other material terms of the notes, the Guarantee and the Base Indenture (defined below). For more information, we refer you to the notes, the Base Indenture and the Supplemental Indenture described below, all of which are available from us. We urge you to read the Base Indenture and the Supplemental Indenture because they, and not this description, define your rights as an owner of the notes.

The notes will constitute a new series of debt securities that will be issued under the Indenture dated as of October 4, 2004, as amended by the Tenth Supplemental Indenture thereto dated June 30, 2007 (which we refer to as, as so amended, the “Base Indenture”) among Enterprise Products Operating LLC (successor to Enterprise Products Operating L.P.), as issuer (which we refer to as the “Issuer”), Enterprise Products Partners L.P., as parent guarantor (which we refer to as the “Parent Guarantor”), any subsidiary guarantors party thereto (which we refer to as the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee, and as supplemented by the Thirty-Sixth Supplemental Indenture to be dated the date of delivery of the notes (which supplemental indenture we refer to as the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”) among the Issuer, the Parent Guarantor, the Subsidiary Guarantors and U.S. Bank National Association, as separate trustee for this series of notes (which we refer to as the “Trustee”).

References in this section to the “Guarantee” refer to the Parent Guarantor’s Guarantee of payments on the notes.

In addition to this new series of notes, as of June 30, 2021, the following notes were outstanding under the above-referenced Base Indenture:

(i)	$350 million in aggregate principal amount of 6.65% Senior Notes H due 2034;

(ii)	$250 million in aggregate principal amount of 5.75% Senior Notes J due 2035;

(iii)	$600 million in aggregate principal amount of 6.125% Senior Notes R due 2039;

(iv)	$399.6 million in aggregate principal amount of 7.55% Senior Notes W due 2038;

(v)	$600 million in aggregate principal amount of 6.45% Senior Notes Z due 2040;

(vi)	$750 million in aggregate principal amount of 5.95% Senior Notes BB due 2041;

(vii)	$650 million in aggregate principal amount of 4.05% Senior Notes CC due 2022;

(viii)	$600 million in aggregate principal amount of 5.70% Senior Notes DD due 2042;

(ix)	$750 million in aggregate principal amount of 4.85% Senior Notes EE due 2042;

(x)	$1,100 million in aggregate principal amount of 4.45% Senior Notes GG due 2043;

(xi)	$1,250 million in aggregate principal amount of 3.35% Senior Notes HH due 2023;

(xii)	$1,400 million in aggregate principal amount of 4.85% Senior Notes II due 2044;

(xiii)	$850 million in aggregate principal amount of 3.90% Senior Notes JJ due 2024;

(xiv)	$1,150 million in aggregate principal amount of 5.10% Senior Notes KK due 2045;

(xv)	$1,150 million in aggregate principal amount of 3.75% Senior Notes MM due 2025;

(xvi)	$400 million in aggregate principal amount of 4.95% Senior Notes NN due 2054;

(xvii)	$875 million in aggregate principal amount of 3.70% Senior Notes PP due 2026;

(xviii)	$975 million in aggregate principal amount of 4.90% Senior Notes QQ due 2046;

(xix)	$575 million in aggregate principal amount of 3.95% Senior Notes SS due 2027;

(xx)	$1,250 million in aggregate principal amount of 4.25% Senior Notes UU due 2048;

(xxi)	$750 million in aggregate principal amount of 3.50% Senior Notes VV due 2022;

(xxii)	$1,000 million in aggregate principal amount of 4.15% Senior Notes WW due 2028;

(xxiii)	$1,250 million in aggregate principal amount of 4.80% Senior Notes XX due 2049;

(xxiv)	$1,250 million in aggregate principal amount of 3.125% Senior Notes YY due 2029;

(xxv)	$1,250 million in aggregate principal amount of 4.20% Senior Notes ZZ due 2050;

(xxvi)	$1,250 million in aggregate principal amount of 2.80% Senior Notes AAA due 2030;

(xxvii)	$1,000 million in aggregate principal amount of 3.70% Senior Notes BBB due 2051;

(xxviii)	$1,000 million in aggregate principal amount 3.95% Senior Notes CCC due 2060;

(xxix)	$1,000 million in aggregate principal amount 3.20% Senior Notes DDD due 2052;

(xxx)	$232.2 million in aggregate principal amount of floating rate Junior Subordinated Notes C due 2067;

(xxxi)	$700 million in aggregate principal amount of 4.875% fixed/floating rate Junior Subordinated Notes D due 2077;

(xxxii)	$1,000 million in aggregate principal amount of 5.250% fixed/floating rate Junior Subordinated Notes E due 2077; and

(xxxiii)	$700 million in aggregate principal amount of 5.375% fixed/floating rate Junior Subordinated Notes F due 2078.

General

The Notes.

The notes:

•	will be general unsecured, senior obligations of the Issuer;

•	will constitute a new series of debt securities issued under the Indenture that will initially consist of $1,000,000,000 aggregate principal amount of notes;

•	will mature on February 15, 2053;

•	will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof;

•

initially will be issued only in book-entry form represented by one or more notes in global form registered in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC, and deposited with the Trustee as custodian for DTC; and

•

will be fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Parent Guarantor, and in certain circumstances may be guaranteed in the future on the same basis by one or more Subsidiary Guarantors.

Interest.

Interest on the notes will:

•	accrue at the rate of 3.300% per annum from September 15, 2021 or the most recent interest payment date;

•	be payable in cash semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2022;

•	be payable to holders of record on the February 1 and August 1 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year consisting of twelve 30-day months.

Payment and Transfer.

Initially, the notes will be issued only in global form. Beneficial interests in notes in global form will be shown on, and transfers of interests in notes in global form will be made only through, records maintained by DTC and its participants. Notes in definitive form, if any, may be presented for registration of transfer or exchange at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the Trustee located at 111 Fillmore Avenue East, St. Paul, Minnesota 55107-1402).

Payment of principal, premium, if any, and interest on notes in global form registered in the name of DTC’s nominee will be made in immediately available funds to DTC’s nominee, as the registered holder of such global notes. If any of the notes is no longer represented by a global note, payment of interest on the notes in definitive form may, at our option, be made at the corporate trust office of the Trustee indicated above or by check mailed directly to holders at their respective registered addresses or by wire transfer to an account designated by a holder to an account in the United States.

If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment due on the notes on such date will be made on the next business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date. No interest will accrue on such payment for the period from and after the applicable interest payment date, maturity date or redemption date, as the case may be, to the date of such payment on the next business day.

No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. We are not required to register the transfer of or exchange any note selected for redemption or for a period of 15 days before mailing or furnishing a notice of redemption of the notes.

The registered holder of a note will be treated as the owner of it for all purposes, and all references in this “Description of the Notes” to “holders” mean holders of record, unless otherwise indicated.

Investors may hold interests in the notes outside the United States through Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking S.A. (“Clearstream,” formerly Cedelbank) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC’s rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositaries.

Replacement of Notes.

We will replace any mutilated, destroyed, stolen or lost notes at the expense of the holder upon surrender of the mutilated notes to the Trustee or evidence of destruction, loss or theft of a note satisfactory to us and the Trustee.

In the case of a destroyed, lost or stolen note, we may require an indemnity satisfactory to the Trustee and to us before a replacement note will be issued.

Further Issuances

We may from time to time, without notice or the consent of the holders of the notes, create and issue further notes ranking equally and ratably with the original notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes, the first interest payment date, the public offering price and the issue date), so that such further notes form a single series with the original notes and have the same terms as to status, redemption or otherwise as the original notes; provided, however, that such further notes must be fungible with the original notes for U.S. federal income tax purposes.

Optional Redemption

At any time prior to the Par Call Date, the notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the notes to be redeemed (exclusive of interest accrued to the date of redemption) that would have been due if the notes had matured on the Par Call Date, discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus basis points;

plus, in either case, accrued and unpaid interest to the Redemption Date.

The actual redemption price, calculated as provided below, will be calculated and certified to the Trustee and us by the Independent Investment Banker.

At any time on or after the Par Call Date, the notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest to the Redemption Date.

Notes called for redemption become due on the Redemption Date. Notices of optional redemption will be mailed (or electronically delivered in accordance with applicable procedures of DTC) at least 10 but not more than 60 days before the Redemption Date to each holder of the notes to be redeemed at its registered address. The notice of optional redemption for the notes will state, among other things, the amount of notes to be redeemed, the Redemption Date, the method of calculating the redemption price and each place that payment will be made upon presentation and surrender of notes to be redeemed. If less than all of the notes are redeemed at any time, the Trustee will select the notes to be redeemed on a pro rata basis, by lot, or by any other method the Trustee deems fair and appropriate, and when the notes are in book entry form, in accordance with the applicable procedures of DTC. Unless we default in payment of the redemption price, interest will cease to accrue on the Redemption Date with respect to any notes called for optional redemption.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Treasury Yield” means, with respect to any Redemption Date applicable to the notes, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed, calculated as if the maturity date of the notes were the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the notes to be redeemed; provided, however, that if no maturity is within three months before or after the applicable Par Call Date for such notes, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight-line basis rounding to the nearest month.

“Independent Investment Banker” means any one of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., SG Americas Securities, LLC and U.S. Bancorp Investments, Inc. and their respective successors appointed by the Issuer or, if no such firm is willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., SG Americas Securities, LLC and a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) selected by U.S. Bancorp Investments, Inc. or its successor, in each case, so long as it is a Primary Treasury Dealer at the relevant time and, if it is not then a Primary Treasury Dealer, then a Primary Treasury Dealer selected by it, and in each case their respective successors, plus a Primary Treasury Dealer selected by us; provided, however, that if any of the foregoing shall not be a Primary Treasury Dealer at such time and shall fail to select a Primary Treasury Dealer, then the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the notes, an average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

Ranking

The notes will be unsecured, unless we are required to secure them pursuant to the limitations on liens covenant described in the accompanying prospectus under “Description of Debt Securities—Certain Covenants—Limitations on Liens.” The notes will also be the unsubordinated obligations of the Issuer and will rank equally with all other existing and future unsubordinated indebtedness of the Issuer. Each guarantee of the notes will be an unsecured and unsubordinated obligation of the Guarantor and will rank equally with all other existing and future unsecured and unsubordinated indebtedness of the Guarantor. The notes and each guarantee will effectively rank junior to any future indebtedness of the Issuer and the Guarantor that is both secured and unsubordinated to the extent of the assets securing such indebtedness, and the notes will effectively rank junior to all indebtedness and other liabilities of the Issuer’s subsidiaries that are not Subsidiary Guarantors.

On an as adjusted basis after giving effect to this senior notes offering and the application of the net proceeds therefrom, at June 30, 2021, the Issuer had approximately $29.82 billion principal amount of consolidated indebtedness, including $27.17 billion in senior notes and $2.65 billion of junior subordinated notes outstanding under the Base Indenture and a similar indenture, and the Parent Guarantor had no indebtedness (excluding guarantees totaling $29.81 billion), in each case excluding intercompany loans. Please read “Capitalization.”

Parent Guarantee

The Parent Guarantor will fully and unconditionally guarantee to each holder and the Trustee, on an unsecured and unsubordinated basis, the full and prompt payment of principal of, premium, if any, and interest on the notes, when and as the same become due and payable, whether at stated maturity, upon redemption, by declaration of acceleration or otherwise.

Potential Guarantee of Notes by Subsidiaries

Initially, the notes will not be guaranteed by any of our Subsidiaries. In the future, however, if our Subsidiaries become guarantors or co-obligors of our Funded Debt (as defined below), then those Subsidiaries will jointly and severally, fully and unconditionally, guarantee our payment obligations under the notes. We refer to any such Subsidiaries as “Subsidiary Guarantors” and sometimes to such guarantees as “Subsidiary Guarantees.” Each Subsidiary Guarantor will execute a supplement to the Indenture to effect its guarantee.

The obligations of each Guarantor under its guarantee of the notes will be limited to the maximum amount that will not result in the obligations of the Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Guarantor; and

•	any collection from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee.

“Funded Debt” means all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

Addition and Release of Subsidiary Guarantors

The guarantee of any Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities as described in the accompanying prospectus under “Description of Debt Securities—Defeasance and Discharge,” then any guarantee will be released. Further, if no Default has occurred and is continuing under the Indenture, a Subsidiary Guarantor will be unconditionally released and discharged from its guarantee:

•

automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of the Parent Guarantor’s direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•

following delivery of a written notice by us to the Trustee, upon the release of all guarantees or other obligations of the Subsidiary Guarantor with respect to any Funded Debt of ours, except the notes and any other series of debt securities issued under the Indenture.

If at any time following any release of a Subsidiary Guarantor from its initial guarantee of the notes pursuant to the third bullet point in the preceding paragraph, the Subsidiary Guarantor again guarantees or co-issues any of our Funded Debt (other than our obligations under the Indenture), then the Parent Guarantor will cause the Subsidiary Guarantor to again guarantee the notes in accordance with the Indenture.

No Sinking Fund

We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Internal Revenue Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the notes under the constructive sale provisions of the Internal Revenue Code; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest

Interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference, if any, between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussion of backup withholding and FATCA withholding below, interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•	the Non-U.S. Holder does not, actually or constructively, own (including through an interest in Enterprise Parent) 10% or more of our capital or profits;

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive equity ownership; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable U.S. Treasury regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder would be subject to U.S. federal withholding tax at a 30% rate unless such Non-U.S. Holder is entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable income tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the

Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or other applicable documentation), certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain recognized by a Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Internal Revenue Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of “withholdable payments” (as defined in the Internal Revenue Code) made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed U.S. Treasury regulations discussed below) gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Internal Revenue Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Internal Revenue Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Internal Revenue Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, proposed U.S. Treasury regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers may rely generally on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA or Similar Laws) of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other parties in interest or disqualified persons. Under ERISA and the Internal Revenue Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the purchase and holding of a note is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Internal Revenue Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, exclusive benefit and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable Similar Laws. In addition, a fiduciary should determine whether the investment will result in the recognition of unrelated business taxable income by such Plan.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Internal Revenue Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code. The purchase and/or holding of notes by an ERISA Plan with respect to which Enterprise Parent, Enterprise or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes. These class exemptions include, without limitation, PTCE 75-1, respecting certain transactions involving ERISA Plans and broker-dealers, reporting dealers and banks, PTCE 84-14, as amended, respecting certain transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting certain investments by insurance company pooled separate accounts, PTCE 91-38 respecting certain investments by bank collective investment funds, PTCE 95-60 respecting certain life insurance company general accounts, and PTCE 96-23 respecting certain transactions determined by in-house asset managers. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code each provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code for certain transactions; provided that neither Enterprise nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided, further, that the ERISA Plan pays no more than adequate consideration in connection with the transaction. Each of these PTCEs and statutory exemptions contain conditions and limitations on their application and do not provide relief from the self-dealing prohibitions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Accordingly, the fiduciary of a Plan that is considering purchasing and/or holding the notes in reliance on any of these (or any other) exemptions should carefully review the exemption and consult with its counsel to confirm that it is applicable. There can be no, and we do not provide any, assurance that any of these exemptions or any other exemption will be available with respect to the purchase or holding of the notes, or that all of the conditions of any such exemptions will be satisfied.

Governmental plans and certain church plans (as defined under Sections 3(32) and 3(33) of ERISA, respectively) are not subject to the prohibited transaction provisions of ERISA and the Internal Revenue Code. Such Plans may, however, be subject to Similar Laws which may affect their investment in the notes. Any fiduciary of such a governmental or church plan considering an investment in the notes should determine the need for, and the availability, if necessary, of any exemptive relief under federal, state, local, non-U.S. laws or other laws or regulations.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by its purchase and acceptance of a note, or any interest therein, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted to us on each day from and including the date of its purchase of such notes through and including the date of its disposition of such notes that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes, or any interest therein, constitutes assets of any Plan or (ii) the purchase, holding and subsequent disposition of the notes, or any interest therein, by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a similar violation under any applicable Similar Laws.

Additionally, if any purchaser or subsequent transferee of a note is using assets of any Plan to acquire or hold the notes, such purchaser or subsequent transferee will be deemed to represent that none of Enterprise Parent, Enterprise or the underwriters nor any of their respective affiliates has acted as the Plan’s fiduciary, or has been relied upon for any advice, with respect to the Plan’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the notes or any interest therein and none of Enterprise Parent, Enterprise or the underwriters nor any of their respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the notes.

Due to the complexity of applicable rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions or fiduciary breaches, it is particularly important that fiduciaries, or other persons considering purchasing the notes (and/or holding the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Internal Revenue Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. The foregoing discussion is based on the provisions of ERISA and the Internal Revenue Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized above. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all-inclusive, nor should it be construed as investment or legal advice.

Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes comply with the fiduciary responsibility rules of ERISA or applicable Similar Laws and do not violate the prohibited transaction rules of ERISA, the Internal Revenue Code or applicable Similar Laws. The sale of the notes to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investment by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement, dated the date of this prospectus supplement, between us and the underwriters named below, we have agreed to sell to each of the underwriters, and the underwriters have agreed, severally and not jointly, to purchase, the principal amount of the notes set forth opposite their respective names below:

Underwriters	Principal Amount of the Notes
Citigroup Global Markets Inc.	$75,250,000
Deutsche Bank Securities Inc.	75,250,000
SG Americas Securities, LLC	75,250,000
U.S. Bancorp Investments, Inc.	75,250,000
BofA Securities, Inc.	75,250,000
Credit Agricole Securities (USA) Inc.	75,250,000
MUFG Securities Americas Inc.	75,250,000
PNC Capital Markets LLC	75,250,000
Scotia Capital (USA) Inc.	75,250,000
TD Securities (USA) LLC	75,250,000
Barclays Capital Inc.	22,500,000
BBVA Securities Inc.	22,500,000
BMO Capital Markets Corp.	22,500,000
Credit Suisse Securities (USA) LLC	22,500,000
J.P. Morgan Securities LLC	22,500,000
Mizuho Securities USA LLC	22,500,000
Morgan Stanley & Co. LLC	22,500,000
RBC Capital Markets, LLC	22,500,000
SMBC Nikko Securities America, Inc.	22,500,000
Truist Securities, Inc.	22,500,000
Wells Fargo Securities, LLC	22,500,000

TOTAL	$1,000,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. Under the terms of the underwriting agreement, the underwriters are committed to purchase all of the notes if any are purchased.

The underwriters propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at such prices less a concession not in excess of 0.525% of the principal amount of the notes. The underwriters may allow a discount not in excess of 0.350% of the principal amount of the notes on sales to certain other brokers and dealers. After this initial public offering, the public offering prices, concessions and discounts may be changed.

The following table summarizes the compensation to be paid by us to the underwriters.

	Per Note	Total
Underwriting Discount	0.875%	$8,750,000

We estimate that our share of the total expenses of the offering, excluding the underwriting discounts, will be approximately $1.78 million.

We do not intend to apply for listing of the notes on a national securities exchange. Although the underwriters have indicated that they intend to make a market in the notes, as permitted by applicable laws and regulations, they are not obligated to do so and they may discontinue market making at any time without notice. No assurance can be given as to whether or not a trading market for the notes will develop or as to the liquidity of any trading market for the notes which may develop.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities and may end any of them at any time. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

We expect delivery of the notes will be made against payment therefor on or about September 15, 2021, which is the sixth business day following the date of pricing of the notes (such settlement being referred to as “T+6”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or on any subsequent date that is prior to the second trading day preceding the date on which we deliver the notes to the underwriters for the offering will be required, by virtue of the fact that the notes initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

We, Enterprise Parent and certain of our affiliates have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of those liabilities.

Conflicts of Interest

The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates, for which they received or will receive customary fees and expense reimbursement. Certain of the underwriters or their affiliates may hold our Senior Notes VV and/or Senior Notes CC. Accordingly, certain of the underwriters or their affiliates may receive payments in respect of our Senior Notes VV and/or Senior Notes CC that are repaid with the proceeds of this offering. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee under the indenture governing the notes.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of them routinely hedge, and certain others may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters or their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”) or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. None of this prospectus supplement, the accompanying prospectus nor any related free writing prospectus is a prospectus for purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.

In the United Kingdom, this prospectus supplement and any documents and/or materials relating to the notes are directed only at and distributed only to persons located or resident outside the United Kingdom or, if located or resident in the United Kingdom, to persons who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth companies, unincorporated associations and other persons falling within Article 49(2)(a) to (d) of the Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons referred to in (i) to (iii) above together being referred to as “Relevant Persons”). Any person in the United Kingdom who is not a Relevant Person must not act or rely on this prospectus supplement or any of its contents. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement relates is, in the United Kingdom, available only to, and will be engaged in only with Relevant Persons.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance

(Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement of the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Sidley Austin LLP, Houston, Texas, will pass upon the validity of the notes and the guarantees for Enterprise Parent and us. Latham & Watkins LLP, Houston, Texas, will render an opinion with respect to certain tax matters. Certain legal matters with respect to the notes and the guarantees will be passed upon for the underwriters by Vinson & Elkins L.L.P., Houston, Texas. Vinson & Elkins L.L.P. performs legal services for Enterprise Parent and us from time to time on matters unrelated to this offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from Enterprise Products Partners L.P.’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Enterprise Products Partners L.P. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

Enterprise Parent files annual, quarterly and current reports, and other information with the SEC under the Exchange Act (SEC File No. 1-14323). Enterprise Parent’s filings are also available to the public at the SEC’s web site at http://www.sec.gov.

The SEC allows Enterprise Parent to incorporate by reference into this prospectus supplement and the accompanying prospectus the information Enterprise Parent files with it, which means that Enterprise Parent can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that Enterprise Parent files with the SEC will automatically update and supersede this information. Enterprise Parent incorporates by reference the documents listed below and any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021; and

•	Current Reports on Form 8-K filed with the SEC on July 29, 2021, August 5, 2021, and September 7, 2021.

You may request a copy of these filings at no cost by making written or telephone requests for copies to: Enterprise Products Partners L.P., 1100 Louisiana Street, 10th Floor, Houston, Texas 77002; Telephone: (713) 381-6500.

Enterprise Parent also makes available free of charge on its internet website at http://www.enterpriseproducts.com its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. Information contained on Enterprise Parent’s website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and some of the documents we have incorporated herein and therein by reference contain various forward-looking statements and information that are based on our beliefs, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus supplement, the accompanying prospectus or the documents we have incorporated herein or therein by reference, words such as “anticipate,” “project,” “expect,” “plan,” “seek,” “goal,” “estimate,” “forecast,” “intend,” “could,” “should,” “would,” “will,” “believe,” “may,” “scheduled,” “potential” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements.

Although we believe that such expectations reflected in such forward-looking statements are reasonable, we can give no assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on our financial condition, results of operations and cash flows are:

•

changes in demand for and prices and production of natural gas, NGLs, crude oil, petrochemicals and refined products; particularly, a decrease in demand for NGL products by the petrochemical, refining or heating industries;

•	competition from third parties in our midstream energy businesses;

•	our debt level may limit our future financial flexibility;

•	operating cash flows from our capital projects may not be immediate;

•	a natural disaster, catastrophe, terrorist attack or similar event could result in severe personal injury, property damage and environmental damage, which could curtail our operations;

•	the impact of the COVID-19 pandemic on our business and operating results, and on our customers, the global economy and demand for natural gas, NGLs, crude oil, petrochemicals and refined products;

•	interruptions in service, including those resulting from cyber-attacks on our information technology systems, and fluctuations in rates of third party pipelines that affect our assets;

•

the imposition of additional governmental regulations that cause delays or deter new oil and gas exploration and production activities and thus reduce the level of volumes that we process, store, transport or otherwise handle;

•	environmental liabilities or events that are not covered by an indemnity or insurance;

•	new environmental regulations that limit our operations or significantly increase our operating costs;

•	changes in the tax treatment of publicly traded partnerships;

•	the impact of current and future laws, rulings and governmental regulations; and

•	general, economic, market or business conditions.

We may also incur credit and price risk to the extent counterparties do not fulfill their obligations to us in connection with our marketing of natural gas, NGLs, crude oil, petrochemicals and refined products and long-term contracts with minimum volume commitments or fixed demand charges.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” in this prospectus supplement, in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2020 and in any other documents incorporated by reference herein or therein.

PROSPECTUS

Enterprise Products Partners L.P.

Enterprise Products Operating LLC

COMMON UNITS

DEBT SECURITIES

We may offer an unlimited number and amount of the following securities under this prospectus:

•	common units representing limited partner interests in Enterprise Products Partners L.P.; and

•	debt securities of Enterprise Products Operating LLC (successor to Enterprise Products Operating L.P.), which will be guaranteed by its parent company, Enterprise Products Partners L.P.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully this prospectus and any prospectus supplement before you invest. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements.

Our common units are listed on the New York Stock Exchange under the trading symbol “EPD.”

Unless otherwise specified in a prospectus supplement, the senior debt securities, when issued, will be unsecured and will rank equally with our other unsecured and unsubordinated indebtedness. The subordinated debt securities, when issued, will be subordinated in right of payment to our senior debt.

Investing in our common units and debt securities involves risks. Limited partnerships are inherently different from corporations. You should review carefully “Risk Factors” beginning on page 3 for a discussion of important risks you should consider before investing on our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities by the registrants unless accompanied by a prospectus supplement.

The date of this prospectus is March 5, 2019

i

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

Unless the context requires otherwise or unless otherwise noted, “our,” “we,” “us” and “Enterprise” as used in this prospectus refer to Enterprise Products Partners L.P. and Enterprise Products Operating LLC, their consolidated subsidiaries and their investments in unconsolidated affiliates.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we file with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf process, we may offer from time to time an unlimited number and amount of our securities. Each time we offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts, types and prices of the securities being offered and the terms of the offering. Any prospectus supplement may add, update or change information contained or incorporated by reference in this prospectus. Any statement that we make in or incorporate by reference in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Therefore, you should read this prospectus (including any documents incorporated by reference) and any attached prospectus supplement before you invest in our securities.

OUR COMPANY

We are a leading North American provider of midstream energy services to producers and consumers of natural gas, natural gas liquids (“NGLs”), crude oil, petrochemicals and refined products. Our integrated midstream energy asset network links producers of natural gas, NGLs and crude oil from some of the largest supply basins in the United States (“U.S.”), Canada and the Gulf of Mexico with domestic consumers and international markets.

Our midstream energy operations currently include: natural gas gathering, treating, processing, transportation and storage; NGL transportation, fractionation, storage, and export and import terminals (including those used to export liquefied petroleum gases, or “LPG,” and ethane); crude oil gathering, transportation, storage, and export and import terminals; petrochemical and refined products transportation, storage, export and import terminals, and related services; and a marine transportation business that operates primarily on the U.S. inland and Intracoastal Waterway systems. Our wholly owned operating subsidiary, Enterprise Products Operating LLC (“EPO”) provides the foregoing services directly and through our consolidated subsidiaries and unconsolidated affiliates.

NGL products (ethane, propane, normal butane, isobutane and natural gasoline) are used as feedstocks by the petrochemical industry, as feedstocks by refineries in the production of motor gasoline and as fuel by industrial and residential consumers. Our assets currently include approximately 49,200 miles of pipelines; 260 million barrels (“MMBbls”) of storage capacity for NGLs, crude oil, petrochemicals and refined products; and 14 billion cubic feet (“Bcf”) of natural gas storage capacity. In addition, our asset portfolio currently includes 26 natural gas processing plants, 23 NGL and propylene fractionators, a butane isomerization complex, NGL import and export terminals, and octane enhancement and high-purity isobutylene production facilities.

Our Business Segments

We currently have four reportable business segments: (i) NGL Pipelines & Services; (ii) Crude Oil Pipelines & Services; (iii) Natural Gas Pipelines & Services; and (iv) Petrochemical & Refined Products Services. Our business segments are generally organized and managed according to the types of services rendered (or technologies employed) and products produced and/or sold. We provide midstream energy services directly and through our subsidiaries and unconsolidated affiliates.

NGL Pipelines & Services. Our NGL Pipelines & Services business segment includes our: (i) natural gas processing plants and related NGL marketing activities; (ii) approximately 19,200 miles of NGL pipelines; (iii) NGL and related product storage facilities; and (iv) 16 NGL fractionators. This segment also includes our LPG and ethane export terminals and related operations. Purity NGL products (ethane, propane, normal butane, isobutane and natural gasoline) are used as feedstocks by the petrochemical industry and as feedstocks by refineries in the production of motor gasoline.

Crude Oil Pipelines & Services. Our Crude Oil Pipelines & Services business segment includes approximately 5,300 miles of crude oil pipelines and related operations, crude oil storage and marine terminals located in Oklahoma and Texas, and our crude oil marketing activities. This segment also includes a fleet of approximately 360 tractor-trailer tank trucks, the majority of which we lease and operate, that are used to transport crude oil for us and third parties.

Natural Gas Pipelines & Services. Our Natural Gas Pipelines & Services business segment includes approximately 19,700 miles of natural gas pipeline systems that provide for the gathering and transportation of natural gas in Colorado, Louisiana, New Mexico, Texas and Wyoming. We lease underground salt dome natural gas storage facilities located in Texas and Louisiana and own an underground salt dome storage cavern in Texas, all of which are important to our natural gas pipeline operations. This segment also includes our related natural gas marketing activities.

Petrochemical & Refined Products Services. Our Petrochemical & Refined Products Services business segment includes: (i) propylene production facilities, which include propylene fractionation units and a propane dehydrogenation (“PDH”) facility, approximately 800 miles of pipelines, and associated marketing operations; (ii) a butane isomerization complex and related deisobutanizer operations, along with approximately 70 miles of associated pipelines; (iii) octane enhancement and high purity isobutylene production facilities; (iv) refined products pipelines aggregating approximately 4,100 miles, terminals and associated marketing activities; and (v) marine transportation.

Our principal offices are located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002, and our telephone number is (713) 381-6500.

RISK FACTORS

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Before you invest in our securities, you should carefully consider the risk factors included in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q that are incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations, or cash flow could be materially adversely affected. In that case, our ability to make distributions to our unitholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

We expect to use the net proceeds from any sale of securities described in this prospectus for our growth capital investment program, future business acquisitions and other general partnership or company purposes, such as working capital, investments in unconsolidated affiliates, the retirement of existing debt and/or the repurchase of common units or other securities. The prospectus supplement will describe the actual use of the net proceeds from the sale of securities. The exact amounts to be used and when the net proceeds will be applied to partnership or company purposes will depend on a number of factors, including our funding requirements and the availability of alternative funding sources.

DESCRIPTION OF DEBT SECURITIES

In this Description of Debt Securities references to the “Issuer” mean only Enterprise Products Operating LLC (successor to Enterprise Products Operating L.P.) and not its subsidiaries. References to the “Guarantor” mean only Enterprise Products Partners L.P. and not its subsidiaries. References to “we” and “us” mean the Issuer and the Guarantor collectively.

The debt securities will be issued under an Indenture dated as of October 4, 2004, as amended by the Tenth Supplemental Indenture, dated as of June 30, 2007, and as further amended by one or more additional supplemental indentures (collectively, the “Indenture”), among the Issuer, the Guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the debt securities will include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized terms used in this Description of Debt Securities have the meanings specified in the Indenture.

This Description of Debt Securities is intended to be a useful overview of the material provisions of the debt securities and the Indenture. Since this Description of Debt Securities is only a summary, you should refer to the Indenture for a complete description of our obligations and your rights.

General

The Indenture does not limit the amount of debt securities that may be issued thereunder. Debt securities may be issued under the Indenture from time to time in separate series, each up to the aggregate amount authorized for such series. The debt securities will be general obligations of the Issuer and the Guarantor and may be subordinated to Senior Indebtedness of the Issuer and the Guarantor. See “— Subordination.”

A prospectus supplement and a supplemental indenture (or a resolution of our Board of Directors and accompanying officers’ certificate) relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities;

•	the total principal amount of the debt securities;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due whether interest on those deferred amounts will be payable as well;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes to or additional Events of Default or covenants;

•	whether the debt securities are to be issued as Registered Securities or Bearer Securities or both; and any special provisions for Bearer Securities;

•	the subordination, if any, of the debt securities and any changes to the subordination provisions of the Indenture; and

•	any other terms of the debt securities.

The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the applicable series of debt securities, including those applicable to:

•	Bearer Securities;

•

debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•	debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

At our option, we may make interest payments, by check mailed to the registered holders thereof or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder. Except as otherwise provided in the applicable prospectus supplement, no payment on a Bearer Security will be made by mail to an address in the United States or by wire transfer to an account in the United States.

Registered Securities may be transferred or exchanged, and they may be presented for payment, at the office of the Trustee or the Trustee’s agent in New York City indicated in the applicable prospectus supplement, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or governmental charge. Bearer Securities will be transferable only by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the applicable prospectus supplement.

Any funds we pay to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must thereafter look only to us for payment thereof.

Guarantee

The Guarantor will unconditionally guarantee to each holder and the Trustee the full and prompt payment of principal of, premium, if any, and interest on the debt securities, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise.

Certain Covenants

Except as set forth below or as may be provided in a prospectus supplement and supplemental indenture, neither the Issuer nor the Guarantor is restricted by the Indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on its partnership interests or capital stock or purchasing or redeeming its partnership interests or capital stock. The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require the Issuer to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events involving the Issuer which may adversely affect the creditworthiness of the debt securities.

Limitations on Liens. The Indenture provides that the Guarantor will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance (“liens”) other than Permitted Liens (as defined below) upon any Principal Property (as defined below) or upon any shares of capital stock of any Subsidiary owning or leasing, either directly or through ownership in another Subsidiary, any Principal Property (a “Restricted Subsidiary”), whether owned or leased on the date of the Indenture or thereafter acquired, to secure any indebtedness for borrowed money (“debt”) of the Guarantor or the Issuer or any other person (other than the debt securities), without in any such case making effective provision whereby all of the debt securities outstanding shall be secured equally and ratably with, or prior to, such debt so long as such debt shall be so secured.

In the Indenture, the following terms are given the following meanings:

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Guarantor and its consolidated subsidiaries after deducting therefrom:

(1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

(2) value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Guarantor and its consolidated subsidiaries for the Guarantor’s most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

“Permitted Liens” means:

(1) liens upon rights-of-way for pipeline purposes;

(2) any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair; or any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(3) liens for taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity or amount of which is being contested at the time by the Guarantor or any Subsidiary in good faith by appropriate proceedings;

(4) liens of, or to secure performance of, leases, other than capital leases; or any lien securing industrial development, pollution control or similar revenue bonds;

(5) any lien upon property or assets acquired or sold by the Guarantor or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

(6) any lien in favor of the Guarantor or any Subsidiary; or any lien upon any property or assets of the Guarantor or any Subsidiary in existence on the date of the execution and delivery of the Indenture;

(7) any lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any debt incurred by the Guarantor or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;

(8) any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(9) liens in favor of any person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations;

(10) any lien upon any property or assets created at the time of acquisition of such property or assets by the Guarantor or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition; or any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(11) any lien upon any property or assets existing thereon at the time of the acquisition thereof by the Guarantor or any Subsidiary and any lien upon any property or assets of a person existing thereon at the time such person becomes a Subsidiary by acquisition, merger or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such person at the time such person becomes a Subsidiary;

(12) liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which the Guarantor or the applicable Subsidiary has not exhausted its appellate rights;

(13) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (1) through (12) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of the Guarantor and its Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

(14) any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing debt of the Guarantor or any Subsidiary.

“Principal Property” means, whether owned or leased on the date of the Indenture or thereafter acquired:

(1) any pipeline assets of the Guarantor or any Subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids, and petrochemicals, that are located in the United States of America or any territory or political subdivision thereof; and

(2) any processing or manufacturing plant or terminal owned or leased by the Guarantor or any Subsidiary that is located in the United States or any territory or political subdivision thereof,

except, in the case of either of the foregoing clauses (1) or (2):

(a) any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

(b) any such assets, plant or terminal which, in the opinion of the board of directors of the managing member of the Issuer, is not material in relation to the activities of the Issuer or of the Guarantor and its Subsidiaries taken as a whole.

“Subsidiary” means:

(1) the Issuer; or

(2) any corporation, association or other business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by the Guarantor, the Issuer or one or more of the other Subsidiaries of the Guarantor or the Issuer or combination thereof.

Notwithstanding the preceding, under the Indenture, the Guarantor may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any lien (other than a Permitted Lien) upon any Principal Property or capital stock of a Restricted Subsidiary to secure debt of the Guarantor, the Issuer or any other person (other than the debt securities), without securing the debt securities, provided that the aggregate principal amount of all debt then outstanding secured by such lien and all similar liens, together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 10% of Consolidated Net Tangible Assets.

Restriction on Sale-Leasebacks. The Indenture provides that the Guarantor will not, and will not permit any Subsidiary to, engage in the sale or transfer by the Guarantor or any Subsidiary of any Principal Property to a person (other than the Issuer or a Subsidiary) and the taking back by the Guarantor or any Subsidiary, as the case may be, of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(1) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(3) the Guarantor or such Subsidiary would be entitled to incur debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the debt securities; or

(4) the Guarantor or such Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any debt of the Guarantor or any Subsidiary that is not subordinated to the debt securities, or (b) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of the Guarantor or its Subsidiaries.

“Attributable Indebtedness,” when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

Notwithstanding the preceding, under the Indenture the Guarantor may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the first paragraph under “—Restrictions on Sale-Leasebacks,” provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of all other such Attributable Indebtedness deemed to be outstanding in respect of all Sale-Leaseback Transactions and all outstanding debt (other than the debt securities) secured by liens (other than Permitted Liens) upon Principal Properties or upon capital stock of any Restricted Subsidiary, do not exceed 10% of Consolidated Net Tangible Assets.

Merger, Consolidation or Sale of Assets. The Indenture provides that each of the Guarantor and the Issuer may, without the consent of the holders of any of the debt securities, consolidate with or sell, lease, convey all or substantially all of its assets to, or merge with or into, any partnership, limited liability company or corporation if:

(1) the entity surviving any such consolidation or merger or to which such assets shall have been transferred (the “successor”) is either the Guarantor or the Issuer, as applicable, or the successor is a domestic partnership, limited liability company or corporation and expressly assumes all the Guarantor’s or the Issuer’s, as the case may be, obligations and liabilities under the Indenture and the debt securities (in the case of the Issuer) and the Guarantee (in the case of the Guarantor);

(2) immediately after giving effect to the transaction no Default or Event of Default has occurred and is continuing; and

(3) the Issuer and the Guarantor have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the Indenture.

The successor will be substituted for the Guarantor or the Issuer, as the case may be, in the Indenture with the same effect as if it had been an original party to the Indenture. Thereafter, the successor may exercise the rights and powers of the Guarantor or the Issuer, as the case may be, under the Indenture, in its name or in its own name. If the Guarantor or the Issuer sells or transfers all or substantially all of its assets, it will be released from all liabilities and obligations under the Indenture and under the debt securities (in the case of the Issuer) and the Guarantee (in the case of the Guarantor) except that no such release will occur in the case of a lease of all or substantially all of its assets.

Events of Default

Each of the following will be an Event of Default under the Indenture with respect to a series of debt securities:

(1) default in any payment of interest on any debt securities of that series when due, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3) failure by the Guarantor or the Issuer to comply for 60 days after notice with its other agreements contained in the Indenture;

(4) certain events of bankruptcy, insolvency or reorganization of the Issuer or the Guarantor (the “bankruptcy provisions”); or

(5) the Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or the Guarantor denies or disaffirms its obligations under the Indenture or the Guarantee.

However, a default under clause (3) of this paragraph will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series notify the Issuer and the Guarantor of the default such default is not cured within the time specified in clause (3) of this paragraph after receipt of such notice.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities that may be issued under the Indenture. If an Event of Default (other than an Event of Default described in clause (4) above) occurs and is continuing, the Trustee by notice to the Issuer, or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to the Issuer and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an Event of Default described in clause (4) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the debt securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. However, the effect of such provision may be limited by applicable law. The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any such acceleration with respect to the debt securities of that series and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default with respect to that series, other than the nonpayment of the principal of, premium, if any, and interest on the debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default with respect to a series of debt securities occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of debt securities of that series, unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of any series may pursue any remedy with respect to the Indenture or the debt securities of that series unless:

(1) such holder has previously given the Trustee notice that an Event of Default with respect to the debt securities of that series is continuing;

(2) holders of at least 25% in principal amount of the outstanding debt securities of that series have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of each series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of debt securities of that series or that would involve the Trustee in personal liability.

The Indenture provides that if a Default (that is, an event that is, or after notice or the passage of time would be, an Event of Default) with respect to the debt securities of a particular series occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of debt securities of that series notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on the debt securities of that series, the Trustee may withhold notice, but only if and so long as the Trustee in good faith determines that withholding notice is in the interests of the holders of debt securities of that series. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to compliance with all covenants in the Indenture and indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, an officers’ certificate specifying any Default or Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Amendments of the Indenture may be made by the Issuer, the Guarantor and the Trustee with the consent of the holders of a majority in principal amount of all debt securities of each series affected thereby then outstanding under the Indenture (including consents obtained in connection with a tender offer or exchange offer for the debt securities). However, without the consent of each holder of outstanding debt securities affected thereby, no amendment may, among other things:

(1) reduce the percentage in principal amount of debt securities whose holders must consent to an amendment;

(2) reduce the stated rate of or extend the stated time for payment of interest on any debt securities;

(3) reduce the principal of or extend the stated maturity of any debt securities;

(4) reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may be redeemed;

(5) make any debt securities payable in money other than that stated in the debt securities;

(6) impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

(7) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8) release any security that may have been granted in respect of the debt securities; or

(9) release the Guarantor or modify the Guarantee in any manner adverse to the holders.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, may waive compliance by the Issuer and the Guarantor with certain restrictive covenants on behalf of all holders of debt securities of such series, including those described under “—Certain Covenants—Limitations on Liens” and “—Certain Covenants—Restriction on Sale-Leasebacks.” The holders of a majority in principal amount of the outstanding debt securities of each series affected thereby, on behalf of all such holders, may waive any past Default or Event of Default with respect to that series (including any such waiver obtained in connection with a tender offer or exchange offer for the debt securities), except a Default or Event of Default in the payment of principal, premium or interest or in respect of a provision that under the Indenture that cannot be amended without the consent of all holders of the series of debt securities that is affected.

Without the consent of any holder, the Issuer, the Guarantor and the Trustee may amend the Indenture to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor of the obligations of the Guarantor or the Issuer under the Indenture;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code);

(4) add or release guarantees by any Subsidiary with respect to the debt securities, in either case as provided in the Indenture;

(5) secure the debt securities or a guarantee;

(6) add to the covenants of the Guarantor or the Issuer for the benefit of the holders or surrender any right or power conferred upon the Guarantor or the Issuer;

(7) make any change that does not adversely affect the rights of any holder;

(8) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; and

(9) issue any other series of debt securities under the Indenture.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment requiring consent of the holders becomes effective, the Issuer is required to mail to the holders of an affected series a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance and Discharge

The Issuer at any time may terminate all its obligations under the Indenture as they relate to a series of debt securities (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of that series, to replace mutilated, destroyed, lost or stolen debt securities of that series and to maintain a registrar and paying agent in respect of such debt securities.

The Issuer at any time may terminate its obligations under covenants described under “—Certain Covenants” (other than “Merger, Consolidation or Sale of Assets”) and the bankruptcy provisions with respect to the Guarantor, and the Guarantee provision, described under “—Events of Default” above with respect to a series of debt securities (“covenant defeasance”).

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in clause (3), (4), (with respect only to the Guarantor) or (5) under “—Events of Default” above. If the Issuer exercises either its legal defeasance option or its covenant defeasance option, each guarantee will terminate with respect to the debt securities of the defeased series and any security that may have been granted with respect to such debt securities will be released.

In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money, U.S. Government Obligations (as defined in the Indenture) or a combination thereof for the payment of principal, premium, if any, and interest on the relevant series of debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service (“IRS”) or other change in applicable federal income tax law.

In the event of any legal defeasance, holders of the debt securities of the relevant series would be entitled to look only to the trust fund for payment of principal of and any premium and interest on their debt securities until maturity.

Although the amount of money and U.S. Government Obligations on deposit with the Trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if the Issuer exercises its covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. The Issuer would remain liable for such payments, however.

In addition, the Issuer may discharge all its obligations under the Indenture with respect to debt securities of any series, other than its obligation to register the transfer of and exchange notes of that series, provided that it either:

•	delivers all outstanding debt securities of that series to the Trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point the Issuer has deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Subordination

Debt securities of a series may be subordinated to our Senior Indebtedness, which we define generally to include all notes or other evidences of indebtedness for money borrowed by the Issuer, including guarantees, that are not expressly subordinate or junior in right of payment to any other indebtedness of the Issuer. Subordinated debt securities and the Guarantor’s guarantee thereof will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the prospectus supplement relating to such series, to the prior payment of all indebtedness of the Issuer and Guarantor that is designated as “Senior Indebtedness” with respect to the series.

The holders of Senior Indebtedness of the Issuer will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities:

•	upon any payment of distribution of our assets of the Issuer to its creditors;

•	upon a total or partial liquidation or dissolution of the Issuer; or

•	in a bankruptcy, receivership or similar proceeding relating to the Issuer or its property.

Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that such holders may receive units representing limited partner interests and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

If the Issuer does not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, the Issuer may not:

•	make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	make any deposit for the purpose of defeasance of the subordinated debt securities; or

•

repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the Trustee in satisfaction of our sinking fund obligation, unless, in either case,

•	the default has been cured or waived and the declaration of acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full in cash; or

•	the Issuer and the Trustee receive written notice approving the payment from the representatives of each issue of “Designated Senior Indebtedness.”

Generally, “Designated Senior Indebtedness” will include:

•	indebtedness for borrowed money under a bank credit agreement, called “Bank Indebtedness”; and

•	any specified issue of Senior Indebtedness of at least $100 million.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, the Issuer may not pay the subordinated debt securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the Trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the holders of Senior Indebtedness shall have accelerated the maturity of the Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days unless the first Blockage Notice within the 360-day period is given by holders of Designated Senior Indebtedness, other than Bank Indebtedness, in which case the representative of the Bank Indebtedness may give another Blockage Notice within the period. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

By reason of the subordination, in the event of insolvency, our creditors who are holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Form and Denomination

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued as Registered Securities in denominations of $1,000 and any integral multiple thereof.

Book-Entry System

Unless otherwise indicated in a prospectus supplement, we will issue the debt securities in the form of one or more global securities in fully registered form initially in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), or such other name as may be requested by an authorized representative of DTC. Unless otherwise indicated in a prospectus supplement, the global securities will be deposited with the Trustee as custodian for DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

DTC has advised us as follows:

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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•

DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the Commission.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by, direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in the listing attached to the omnibus proxy).

All payments on the global securities will be made to Cede & Co., as holder of record, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of us or the Trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its service as securities depositary with respect to the debt securities at any time by giving reasonable notice to us or the Trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under such circumstances, in the event that a successor securities depositary is not obtained, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the global securities representing such debt securities.

Neither we nor the Trustee will have any responsibility or obligation to direct or indirect participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the debt securities, or payments to, or the providing of notice to participants or beneficial owners.

So long as the debt securities are in DTC’s book-entry system, secondary market trading activity in the debt securities will settle in immediately available funds. All payments on the debt securities issued as global securities will be made by us in immediately available funds.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Limitations on Issuance of Bearer Securities

The debt securities of a series may be issued as Registered Securities (which will be registered as to principal and interest in the register maintained by the registrar for the debt securities) or Bearer Securities (which will be transferable only by delivery). If the debt securities are issuable as Bearer Securities, certain special limitations and conditions will apply.

In compliance with United States federal income tax laws and regulations, we and any underwriter, agent or dealer participating in an offering of Bearer Securities will agree that, in connection with the original issuance of the Bearer Securities and during the period ending 40 days after the issue date, they will not offer, sell or deliver any such Bearer Securities, directly or indirectly, to a United States Person (as defined below) or to any person within the United States, except to the extent permitted under United States Treasury regulations.

Bearer Securities will bear a legend to the following effect: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Securities will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange, redemption or other disposition of, the Bearer Securities.

For this purpose, “United States” includes the United States of America and its possessions, and “United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Pending the availability of a definitive global security or individual Bearer Securities, as the case may be, debt securities that are issuable as Bearer Securities may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary for the Euroclear System as operated by Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”, formerly Cedelbank), for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive global security in bearer form, without coupons attached, or individual Bearer Securities and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in the definitive global security or for the individual Bearer Securities, respectively, only upon receipt of a “Certificate of Non-U.S. Beneficial Ownership,” which is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a United States Person or is owned by or through a financial institution in compliance with applicable United States Treasury regulations. No Bearer Security will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be paid to each of Euroclear and Clearstream with respect to that portion of the temporary global security held for its account, but only upon receipt as of the relevant interest payment date of a Certificate of Non-U.S. Beneficial Ownership.

No Recourse Against General Partner

The Guarantor’s general partner and its directors, officers, employees and members, as such, shall have no liability for any obligations of the Issuer or the Guarantor under the debt securities, the Indenture or the guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Concerning the Trustee

The Indenture contains certain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in certain other transactions. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act, it must eliminate the conflict or resign as Trustee.

The holders of a majority in principal amount of all outstanding debt securities (or if more than one series of debt securities under the Indenture is affected thereby, all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee for the debt securities or all such series so affected.

If an Event of Default occurs and is not cured under the Indenture and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of debt securities unless they shall have offered to such Trustee reasonable security and indemnity.

Wells Fargo Bank, National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the debt securities. Wells Fargo Bank, National Association is a lender under the Issuer’s credit facilities.

Governing Law

The Indenture, the debt securities and the guarantee are governed by, and will be construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OUR COMMON UNITS

Common Units

Generally, our common units represent limited partner interests that entitle the holders to participate in our cash distributions and to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of unitholders in and to cash distributions, please read “Cash Distribution Policy” elsewhere in this prospectus.

Our outstanding common units are listed on the NYSE under the symbol “EPD.” Any additional common units we issue will also be listed on the NYSE.

The transfer agent and registrar for our common units is Equiniti Trust Company (an affiliate of Equiniti Group plc), d/b/a EQ Shareowner Services.

Meetings/Voting

Each holder of our common units is entitled to one vote for each unit on all matters submitted to a vote of the unitholders.

Status as Limited Partner or Assignee

Except as described below under “—Limited Liability,” our common units will be fully paid, and unitholders will not be required to make additional capital contributions to us.

Each purchaser of our common units must execute a transfer application whereby the purchaser requests admission as a substituted limited partner and makes representations and agrees to provisions stated in the transfer application. If this action is not taken, a purchaser will not be registered as a record holder of common units on the books of our transfer agent or issued a common unit certificate or other evidence of the issuance of uncertificated units. Purchasers may hold common units in nominee accounts.

An assignee, pending its admission as a substituted limited partner, is entitled to an interest in us equivalent to that of a limited partner with respect to the right to share in allocations and distributions, including liquidating distributions. Our general partner will vote and exercise other powers attributable to our common units owned by an assignee who has not become a substituted limited partner at the written direction of the assignee. Transferees who do not execute and deliver transfer applications will be treated neither as assignees nor as record holders of common units and will not receive distributions, U.S. federal income tax allocations or reports furnished to record holders of our common units. The only right the transferees will have is the right to admission as a substituted limited partner in respect of the transferred common units upon execution of a transfer application in respect of the common units. A nominee or broker who has executed a transfer application with respect to our common units held in street name or nominee accounts will receive distributions and reports pertaining to its common units.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to some possible exceptions, generally to the amount of capital he is obligated to contribute to us in respect of his units plus his share of any undistributed profits and assets.

Under the Delaware Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, exceed the fair value of the assets of the limited partnership.

For the purposes of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of the property subject to liability of which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act is liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

Reports and Records

As soon as practicable, but in no event later than 120 days after the close of each fiscal year, our general partner will mail or furnish to each unitholder of record (as of a record date selected by our general partner) an annual report containing our audited financial statements for the past fiscal year. These financial statements will be prepared in accordance with U.S. generally accepted accounting principles. In addition, no later than 90 days after the close of each quarter (except the fourth quarter), our general partner will mail or furnish to each unitholder of record (as of a record date selected by our general partner) a report containing our unaudited quarterly financial statements and any other information required by law. We may furnish such reports by making them generally available on our website: www.enterpriseproducts.com.

Our general partner will use all reasonable efforts to furnish each unitholder of record information reasonably required for tax reporting purposes within 90 days after the close of each fiscal year. Our general partner’s ability to furnish this summary tax information will depend on the cooperation of unitholders in supplying information to our general partner. Each unitholder will receive information to assist him in determining his U.S. federal and state tax liability and filing his U.S. federal and state income tax returns.

A limited partner can, for a purpose reasonably related to the limited partner’s interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

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information as to the amount of cash and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

•	copies of our partnership agreement, our certificate of limited partnership, amendments to either of them and powers of attorney which have been executed under our partnership agreement;

•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets and other information the disclosure of which our general partner believes in good faith is not in our best interest or which we are required by law or by agreements with third parties to keep confidential.

Registration Rights

We have agreed to certain registration rights under our partnership agreement as described under “Description of Our Partnership Agreement —Registration Rights.” In addition, in connection with our October 2014 acquisition of the general partner of Oiltanking Partners, L.P. (“Oiltanking”), and approximately 65.9% of the outstanding limited partner interests in Oiltanking, we issued 54,807,352 common units to Oiltanking Holding Americas, Inc. (“OTA”) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, and we granted OTA registration rights with respect to these common units under a Registration Rights Agreement between us and OTA. OTA may request pursuant to this agreement that we prepare and file a registration statement to permit and otherwise facilitate the public resale of all or a portion of the 54,807,352 Enterprise common units that OTA owns. Our obligation to OTA to effect such transactions is limited to five registration statements and underwritten offerings.

CASH DISTRIBUTION POLICY

Distributions of Available Cash

General. Within approximately 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of Available Cash. Available cash is defined in our partnership agreement and generally means, with respect to any calendar quarter, all cash on hand at the end of such quarter:

•	less the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the general partner to:

•	provide for the proper conduct of our business (including reserves for our future capital expenditures and for our future credit needs) subsequent to such quarter;

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comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which we are a party or to which we are bound or our assets are subject; or

•	provide funds for distributions to unitholders in respect of any one or more of the next four quarters;

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plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter or certain interim capital transactions after the end of such quarter designated by our general partner as operating surplus in accordance with the partnership agreement. Working capital borrowings are generally borrowings that are made under our credit facilities and in all cases are used solely for working capital purposes or to pay distributions to partners.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called a liquidation. We will first apply the proceeds of liquidation to the payment of our creditors in the order of priority provided in the partnership agreement and by law and, thereafter, we will distribute any remaining proceeds to the unitholders in accordance with their respective capital account balances as so adjusted.

Manner of Adjustments for Gain. The manner of the adjustment is set forth in the partnership agreement. Upon our liquidation, we will allocate any net gain (or unrealized gain attributable to assets distributed in kind to the partners) as follows:

•	first, to the unitholders having negative balances in their capital accounts to the extent of and in proportion to such negative balances; and

•	second, to the unitholders, pro rata.

Manner of Adjustments for Losses. Upon our liquidation, any net loss will generally be allocated to the unitholders as follows:

•	first, to the unitholders in proportion to the positive balances in their respective capital accounts, until the capital accounts of the unitholders have been reduced to zero; and

•	second, to the unitholders, pro rata.

Adjustments to Capital Accounts. In addition, interim adjustments to capital accounts will be made at the time we issue additional partnership interests or make distributions of property. Such adjustments will be based on the fair market value of the partnership interests or the property distributed and any gain or loss resulting therefrom will be allocated to the unitholders in the same manner as gain or loss is allocated upon liquidation.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. Our amended and restated partnership agreement has been filed with the Commission. The following provisions of our partnership agreement are summarized elsewhere in this prospectus:

•	distributions of our available cash are described under “Cash Distribution Policy”; and

•	rights of holders of common units are described under “Description of Our Common Units.”

In addition, allocations of taxable income and other matters are described under “Material Tax Consequences” below in this prospectus.

Purpose

Our purpose under our partnership agreement is to serve as a member of EPO, our primary operating subsidiary, and to engage in any business activities that may be engaged in by EPO or that are approved by our general partner. The limited liability company agreement of EPO provides that it may engage in any activity that was engaged in by our predecessors at the time of our initial public offering or reasonably related thereto and any other activity approved by our general partner.

Power of Attorney

Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the authority for the amendment of, and to make consents and waivers under, our partnership agreement.

Voting Rights

Unitholders will not have voting rights except with respect to the following matters, for which our partnership agreement requires the approval of the holders of a majority of the common units, unless otherwise indicated:

•	the merger of our partnership or a sale, exchange or other disposition of all or substantially all of our assets;

•	the removal of our general partner (requires 60% of the outstanding common units, including common units held by our general partner and its affiliates);

•	the election of a successor general partner;

•	the dissolution of our partnership or the reconstitution of our partnership upon dissolution;

•	approval of certain actions of our general partner (including the transfer by the general partner of its general partner interest under certain circumstances); and

•	certain amendments to the partnership agreement, including any amendment that would cause us to be treated as an association taxable as a corporation.

Under the partnership agreement, our general partner generally will be permitted to effect, without the approval of unitholders, amendments to the partnership agreement that do not adversely affect unitholders.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities that are equal in rank with or junior to our common units on terms and conditions established by our general partner in its sole discretion without the approval of any limited partners.

It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our cash distributions. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, in the sole discretion of our general partner, may have special voting rights to which common units are not entitled.

Our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain their percentage interests in us that existed immediately prior to the issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership interests in us.

Amendments to Our Partnership Agreement

Amendments to our partnership agreement may be proposed only by our general partner. Any amendment that materially and adversely affects the rights or preferences of any type or class of limited partner interests in relation to other types or classes of limited partner interests or our general partner interest will require the approval of at least a majority of the type or class of limited partner interests or general partner interests so affected. However, in some circumstances, more particularly described in our partnership agreement, our general partner may make amendments to our partnership agreement without the approval of our limited partners or assignees to reflect:

•	a change in our names, the location of our principal place of business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of partners;

•

a change to qualify or continue our qualification as a limited partnership or a partnership in which our limited partners have limited liability under the laws of any state or to ensure that neither we, EPO, nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

•	a change that does not adversely affect our limited partners in any material respect;

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a change to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute or (ii) facilitate the trading of our limited partner interests or comply with any rule, regulation, guideline or requirement of any national securities exchange on which our limited partner interests are or will be listed for trading;

•	a change in our fiscal year or taxable year and any changes that are necessary or advisable as a result of a change in our fiscal year or taxable year;

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an amendment that is necessary to prevent us, or our general partner or its directors, officers, trustees or agents from being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended;

•	an amendment that is necessary or advisable in connection with the authorization or issuance of any class or series of our securities;

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with our partnership agreement;

•

an amendment that is necessary or advisable to reflect, account for and deal with appropriately our formation of, or investment in, any corporation, partnership, joint venture, limited liability company or other entity other than EPO, in connection with our conduct of activities permitted by our partnership agreement;

•	a merger or conveyance to effect a change in our legal form; or

•	any other amendments substantially similar to the foregoing.

Any amendment to our partnership agreement that would have the effect of reducing the voting percentage required to take any action must be approved by the written consent or the affirmative vote of our limited partners constituting not less than the voting requirement sought to be reduced.

No amendment to our partnership agreement may (i) enlarge the obligations of any limited partner without its consent, unless such shall have occurred as a result of an amendment approved by not less than a majority of the outstanding partnership interests of the class affected, (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, our general partner or any of its affiliates without its consent, which consent may be given or withheld in its sole discretion, (iii) change the provision of our partnership agreement that provides for our dissolution (A) at the expiration of its term or (B) upon the election to dissolve us by the general partner that is approved by the holders of a majority of our outstanding common units and by “special approval” (as such term is defined under our partnership agreement), or (iv) change the term of us or, except as set forth in the provision described in clause (iii)(B) of this paragraph, give any person the right to dissolve us.

Except for certain amendments in connection with the merger or consolidation of us and except for those amendments that may be effected by the general partner without the consent of limited partners as described above, any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests must be approved by the holders of not less than a majority of the outstanding partnership interests of the class so affected.

Except for those amendments that may be effected by the general partner without the consent of limited partners as described above or certain provisions in connection with our merger or consolidation, no amendment shall become effective without the approval of the holders of at least 90% of the outstanding common units unless we obtain an opinion of counsel to the effect that such amendment will not affect the limited liability of any limited partner under applicable law.

Except for those amendments that may be effected by the general partner without the consent of limited partners as described above, the foregoing provisions described above relating to the amendment of our partnership agreement may only be amended with the approval of the holders of at least 90% of the outstanding common units.

Merger, Sale or Other Disposition of Assets

Our partnership agreement generally prohibits the general partner, without the prior approval of a majority of our outstanding common units, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of the assets of us or EPO in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination). The general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of us or EPO without the approval of a Unit Majority (as defined in our partnership agreement). Our partnership agreement generally prohibits the general partner from causing us to merge or consolidate with another entity without the approval of a majority of the members of our Audit and Conflicts Committee, at least one of which majority meets certain independence requirements (such approval constituting “special approval” under our partnership agreement).

If certain conditions specified in our partnership agreement are satisfied, our general partner may merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to change our legal form into another limited liability entity.

Reimbursements to Our General Partner

Our general partner does not receive any compensation for its services as our general partner. It is, however, entitled to be reimbursed for all of its costs incurred in managing and operating our business. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us in any reasonable manner determined by our general partner in its sole discretion.

Withdrawal or Removal of Our General Partner

Our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. In addition, our general partner may withdraw without unitholder approval upon 90 days’ notice to our limited partners if at least 50% of our outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates.

Upon the voluntary withdrawal of our general partner, the holders of a majority of our outstanding common units, excluding the common units held by the withdrawing general partner and its affiliates, may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after that withdrawal, the holders of a majority of our outstanding common units, excluding the common units held by the withdrawing general partner and its affiliates, agree to continue our business and to appoint a successor general partner.

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 60% of our outstanding common units, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. In addition, if our general partner is removed as our general partner under circumstances where cause does not exist and common units held by our general partner and its affiliates are not voted in favor of such removal, our general partner will have the right to convert its general partner interest into common units or to receive cash in exchange for such interests. Cause is narrowly defined to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding the general partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as our general partner. Any removal of this kind is also subject to the approval of a successor general partner by the vote of the holders of a majority of our outstanding common units, including those held by our general partner and its affiliates.

Transfer of the General Partner Interest

While our partnership agreement limits the ability of our general partner to withdraw, it allows the general partner interest to be transferred to an affiliate or to a third party in conjunction with a merger or sale of all or substantially all of the assets of our general partner. In addition, our partnership agreement expressly permits the sale, in whole or in part, of the ownership of our general partner. Our general partner may also transfer, in whole or in part, the common units it owns.

At any time, the owners of our general partner may sell or transfer all or part of their ownership interests in the general partner without the approval of the unitholders.

Dissolution and Liquidation

We will continue as a limited partnership until terminated under our partnership agreement. We will dissolve upon:

(1) the expiration of the term of our partnership agreement on December 31, 2088;

(2) the withdrawal, removal, bankruptcy or dissolution of the general partner unless a successor is elected and an opinion of counsel is received that such withdrawal (following the selection of a successor general partner) would not result in the loss of the limited liability of any limited partner or of any member of EPO or cause us or EPO to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not previously treated as such) and such successor is admitted to the partnership as required by our partnership agreement;

(3) an election to dissolve us by the general partner that receives “special approval” (as defined in our partnership agreement) and is approved by a majority of the holders of our common units;

(4) the entry of a decree of judicial dissolution of us pursuant to the provisions of the Delaware Act; or

(5) the sale of all or substantially all of the assets and properties of us, EPO and their subsidiaries.

Upon (a) our dissolution following the withdrawal or removal of the general partner and the failure of the partners to select a successor general partner, then within 90 days thereafter, or (b) our dissolution upon the bankruptcy or dissolution of the general partner, then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a majority of the holders of our common units may elect to reconstitute us and continue our business on the same terms and conditions set forth in our partnership agreement by forming a new limited partnership on terms identical to those set forth in our partnership agreement and having as the successor general partner a person approved by the holders of a majority of the holders of our common units. Unless such an election is made within the applicable time period as set forth above, we shall conduct only activities necessary to wind up our affairs.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the person authorized to wind up our affairs (the liquidator) will, acting with all the powers of our general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate our assets. The proceeds of the liquidation will be applied as follows:

•	first, towards the payment of all of our creditors and the creation of a reserve for contingent liabilities; and

•	then, to all partners in accordance with the positive balance in the respective capital accounts.

Under some circumstances and subject to some limitations, the liquidator may defer liquidation or distribution of our assets for a reasonable period of time. If the liquidator determines that a sale would be impractical or would cause a loss to our partners, our general partner may distribute assets in kind to our partners.

Meetings; Voting

For purposes of determining the limited partners entitled to notice of or to vote at a meeting of limited partners or to give approvals without a meeting, the general partner may set a record date, which shall not be less than 10 nor more than 60 days before (i) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any national securities exchange on which the limited partner interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (ii) in the event that approvals are sought without a meeting, the date by which limited partners are requested in writing by the general partner to give such approvals.

If authorized by the general partner, any action that may be taken at a meeting of the limited partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by limited partners owning not less than the minimum percentage of the outstanding limited partner interests (including limited partner interests deemed owned by the general partner) that would be necessary to authorize or take such action at a meeting at which all the limited partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any national securities exchange on which the limited partner interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Special meetings of limited partners may be called by the general partner or by limited partners owning 20% or more of the outstanding limited partner interests of the class or classes for which a meeting is proposed. The holders of a majority of the outstanding limited partner interests of the class or classes for which a meeting has been called (including limited partner interests deemed owned by the general partner) represented in person or by proxy shall constitute a quorum at a meeting of limited partners of such class or classes unless any such action by the limited partners requires approval by holders of a greater percentage of such limited partner interests, in which case the quorum shall be such greater percentage.

Each holder of common units is entitled to one vote for each unit on all matters submitted to a vote of the common unitholders.

Our common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Limited Call Right

If at any time our general partner and its affiliates own 85% or more of the issued and outstanding limited partner interests of any class, our general partner will have the right to purchase all, but not less than all, of the outstanding limited partner interests of that class that are held by non-affiliated persons. The record date for determining ownership of the limited partner interests would be selected by our general partner on at least 10 but not more than 60 days’ notice. The purchase price in the event of a purchase under these provisions would be the greater of (1) the current market price (as defined in our partnership agreement) of the limited partner interests of the class as of the date three days prior to the date that notice is mailed to the limited partners as provided in the partnership agreement and (2) the highest cash price paid by our general partner or any of its affiliates for any limited partner interest of the class purchased within the 90 days preceding the date our general partner mails notice of its election to purchase the units.

As of February 15, 2019 our general partner and its privately held affiliates (excluding directors and officers except Randa Duncan Williams) owned the non-economic general partner interest in us and 697,774,096 common units representing an aggregate 31.9% of our issued and outstanding common units representing limited partner interests.

Indemnification

Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. Our partnership agreement provides that we will indemnify (i) the general partner, (ii) any departing general partner, (iii) any person who is or was an affiliate of the general partner or any departing general partner, (iv) any person who is or was a member, partner, officer director, employee, agent or trustee of the general partner or any departing general partner or any affiliate of the general partner or any departing general partner or (v) any person who is or was serving at the request of the general partner or any departing general partner or any affiliate of any such person, any affiliate of the general partner or any fiduciary or trustee of another person (each, a “Partnership Indemnitee”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Partnership Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a Partnership Indemnitee; provided that in each case the Partnership Indemnitee acted in good faith and in a manner that such Partnership Indemnitee reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create an assumption that the Partnership Indemnitee acted in a manner contrary to that specified above. Any indemnification under these provisions will be only out of our assets, and the general partner shall not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable it to effectuate, such indemnification. We are authorized to purchase (or to reimburse the general partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with our activities, regardless of whether we would have the power to indemnify such person against such liabilities under the provisions described above.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

MATERIAL TAX CONSEQUENCES

This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Latham & Watkins LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. A description of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the debt securities will be set forth in a prospectus supplement relating to the offering of such securities. This section is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Enterprise Products Partners L.P. and our operating subsidiaries.

The following discussion does not comment on all federal income tax matters affecting us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to our common units being taken into account in an applicable financial statement and persons deemed to sell their units under the constructive sale provisions of the Internal Revenue Code. In addition, the discussion only comments, to a limited extent, on state, local, and foreign tax consequences. Accordingly, we encourage each prospective common unitholder to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of common units and potential changes in applicable laws, including the impact of the recently enacted U.S. tax reform legislation.

No ruling has been requested from the IRS regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Latham & Watkins LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common units, including the prices at which our common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and thus will be borne indirectly by our unitholders. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of U.S. federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Latham & Watkins LLP and are based on the accuracy of the representations made by us.

Notwithstanding the above, and for the reasons described below, Latham & Watkins LLP has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”); (ii) whether all aspects of our method for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Common Units—Allocations Between Transferors and Transferees”); and (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest. Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the processing, refining, transportation and marketing of certain minerals and natural resources, including crude oil, natural gas and other products of a type that are produced in a petroleum refinery or natural gas processing plant, the retail and wholesale marketing of propane, the transportation of propane and natural gas liquids, certain related hedging activities, certain activities that are intrinsic to other qualifying activities, and our allocable share of our subsidiaries’ income from these sources. Other types of qualifying income include interest (other than from a financial business), dividends, real property rents, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 3% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Latham & Watkins LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

The IRS has made no determination as to our status or the status of our operating subsidiaries for federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Latham & Watkins LLP on such matters. It is the opinion of Latham & Watkins LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below that:

•	we will be classified as a partnership for federal income tax purposes; and

•	each of our subsidiaries, except as otherwise identified to Latham & Watkins LLP, will be treated as a partnership or will be disregarded as an entity separate from us for federal income tax purposes.

In rendering its opinion, Latham & Watkins LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Latham & Watkins LLP has relied include:

•

neither we nor any of our subsidiaries, other than those identified as such to Latham & Watkins LLP, have elected or will elect to be treated, or is otherwise treated, as a corporation for federal income tax purposes; and

•

for each taxable year, more than 90% of our gross income has been and will be income of the type that Latham & Watkins LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

We believe that these representations have been true in the past, are true as of the date hereof and expect that these representations will continue to be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his common units, or taxable capital gain, after the unitholder’s tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

The discussion below is based on Latham & Watkins LLP’s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

Unitholders of Enterprise Products Partners L.P. will be treated as partners of Enterprise Products Partners L.P. for federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Enterprise Products Partners L.P. for federal income tax purposes.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Income, gains, losses or deductions would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to the tax consequences to them of holding common units in Enterprise Products Partners L.P. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Enterprise Products Partners L.P. for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections,” we will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions

Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “—Disposition of Common Units.” Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “—Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation, recapture and/or substantially appreciated “inventory items,” each as defined in the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder’s tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units

A unitholder’s initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income, by any increases in his share of our nonrecourse liabilities and, on the disposition of a common unit, by his share of certain items related to business interest not yet deductible by him due to applicable limitations. Please read “—Limitations on Interest Deductions.” That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his share of our nonrecourse liabilities, by his share of our excess business interest (generally, the excess of our business interest over the amount that is deductible) and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will generally have a share of our nonrecourse liabilities based on his or her share of our profits. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder’s tax basis in his common units. Upon the taxable disposition of a common unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder’s investments in other publicly traded partnerships, or the unitholder’s salary, active business or other income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

An additional loss limitation may apply to certain of our unitholders for taxable years beginning after December 31, 2017, and before January 1, 2026. A non-corporate unitholder will not be allowed to take a deduction for certain excess business losses in such taxable years. An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $250,000, or $500,000 for taxpayers filing a joint return. Any losses disallowed in a taxable year due to the excess business loss limitation may be used by the applicable unitholder in the following taxable year if certain conditions are met. Unitholders to which this excess business loss limitation applies will take their allocable share of our items of income, gain, loss and deduction into account in determining this limitation. This excess business loss limitation will be applied to a non-corporate unitholder after the passive loss limitations and may limit such unitholders’ ability to utilize any losses we generate allocable to such unitholder that are not otherwise limited by the basis, at-risk and passive loss limitations described above.

Limitations on Interest Deductions

Our ability to deduct interest paid or accrued on indebtedness properly allocable to a trade or business, “business interest”, may be limited in certain circumstances. Should our ability to deduct business interest be limited, the amount of taxable income allocated to our unitholders in the taxable year in which the limitation is in effect may increase. However, in certain circumstances, a unitholder may be able to utilize a portion of a business interest deduction subject to this limitation in future taxable years. Prospective unitholders should consult their tax advisors regarding the impact of this business interest deduction limitation on an investment in our common units.

In addition, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections

If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. If we have a net loss, that loss will be allocated to our unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts, as adjusted for certain items in accordance with applicable Treasury Regulations.

Specified items of our income, gain, loss and deduction will be allocated to account for any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution, referred to in this discussion as the “Contributed Property.” The effect of these allocations, referred to as Section 704(c) Allocations, to a unitholder purchasing common units from us in an offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of the offering. In the event we issue additional common units or engage in certain other transactions in the future, “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to all of our unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts (subject to certain adjustments), if negative capital accounts (subject to certain adjustments) nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate such negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his relative contributions to us;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all the partners to distributions of capital upon liquidation.

Latham & Watkins LLP is of the opinion that, with the exception of the issues described in “—Section 754 Election” and “—Disposition of Common Units—Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales

A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	while not entirely free from doubt, all of these distributions would appear to be ordinary income.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Latham & Watkins LLP has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax Rates

Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

In addition, a 3.8% Medicare tax (NIIT) is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective common unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our common units.

For taxable years beginning after December 31, 2017, and ending on or before December 31, 2025, a non-corporate unitholder is entitled to a deduction equal to 20% of its “qualified business income” attributable to us, subject to certain limitations. For purposes of this deduction, a unitholder’s “qualified business income” attributable to us is equal to the sum of:

•

the net amount of such unitholder’s allocable share of certain of our items of income, gain, deduction and loss (generally excluding certain items related to our investment activities, including capital gains and dividends, which are subject to a federal income tax rate of 20%); and

•

any gain recognized by such unitholder on the disposition of its units to the extent such gain is attributable to certain Section 751 assets, including depreciation recapture and “inventory items” we own.

Prospective unitholders should consult their tax advisors regarding the application of this deduction and its interaction with the overall deduction for qualified business income.

Section 754 Election

We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (i) his share of our tax basis in our assets (“common basis”) and (ii) his Section 743(b) adjustment to that basis.

We have adopted the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read “—Uniformity of Units.”

We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property that is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “—Uniformity of Units.” A unitholder’s tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate such unitholder’s basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Common Units—Recognition of Gain or Loss.” Latham & Watkins LLP is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

Subject to certain limitations, a Section 743(b) adjustment may create additional depreciable basis that is eligible for bonus depreciation under Section 168(k) to the extent the adjustment is attributable to depreciable property and not to goodwill or real property. However, because we may not be able to determine whether transfers of our units satisfy all of the eligibility requirements and due to other limitations regarding administrability, we may elect out of the bonus depreciation provisions of Section 168(k) with respect to basis adjustments under Section 743(b).

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer. Generally, a built-in loss is substantial if (i) it exceeds $250,000 or (ii) the transferee would be allocated a net loss in excess of $250,000 on a hypothetical sale of our assets for their fair market value immediately after a transfer of the interests at issue. In addition, a basis adjustment is required regardless of whether a Section 754 election is made if we distribute property and have a substantial basis reduction. A substantial basis reduction exists if, on a liquidating distribution of property to a unitholder, there would be a negative basis adjustment to our assets in excess of $250,000 if a Section 754 election were in place.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read “—Disposition of Common Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our unitholders holding interests in us prior to any such offering. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Common Units—Recognition of Gain or Loss.”

The costs we incur in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties

The U.S. federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to “unrealized receivables,” including potential recapture items such as depreciation recapture, or to “inventory items” we own. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Ordinary income recognized by a unitholder on disposition of our units may be reduced by such unitholder’s deduction for qualified business income. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read “—Tax Consequences of Unit Ownership—Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis in proportion to the number of days in each month and will be subsequently apportioned among our unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among our unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

The U.S. Department of Treasury and the IRS have issued Treasury Regulations that permit publicly traded partnerships to use a monthly simplifying convention that is similar to ours, but they do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Latham & Watkins LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year.

A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter through the month of disposition but will not be entitled to receive that cash distribution.

Notification Requirements

A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. In either case, and as stated above under “—Tax Consequences of Unit Ownership—Section 754 Election,” Latham & Watkins LLP has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in our common units.

Employee benefit plans and most other organizations exempt from federal income tax, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it. Further, a tax exempt organization with more than one unrelated trade or business (including by attribution from investments in a partnership, such as us, that is engaged in one or more unrelated trades or businesses) must compute its unrelated business taxable income separately for each such trade or business, including for purposes of determining any net operating loss deduction. As a result, it may not be possible for tax exempt organizations to use losses from an investment in us to offset taxable income from another unrelated trade or business.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, our quarterly distribution to foreign unitholders will be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular

U.S. federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Gain on the sale or disposition of a common unit will be treated as effectively connected with a U.S. trade or business to the extent that a foreign unitholder would recognize gain effectively connected with a U.S. trade or business upon the hypothetical sale of our assets at fair market value on the date of the sale or exchange of that unit. Such gain shall be reduced by certain amounts treated as effectively connected with a U.S. trade or business attributable to certain real property interests, as set forth in the following paragraph.

Under the Foreign Investment in Real Property Tax Act, a foreign common unitholder (other than certain “qualified foreign pension funds” (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country) generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to U.S. federal income tax on gain from the sale or disposition of their units.

Upon the sale, exchange or other disposition of a common unit by a foreign unitholder, the transferee is generally required to withhold 10% of the amount realized on such sale, exchange or other disposition if any portion of the gain on such sale, exchange or other disposition would be treated as effectively connected with a U.S. trade or business. If the transferee fails to satisfy this withholding requirement, we will be required to deduct and withhold such amount (plus interest) from future distributions to the transferee. Because the “amount realized” would include a unitholder’s share of our nonrecourse liabilities, 10% of the amount realized could exceed the total cash purchase price for such disposed units. Due to this fact, the inability of publicly traded partnerships to match transferors and transferees of common units and other uncertainty surrounding the application of these withholding rules, the U.S. Department of the Treasury and the IRS have currently suspended these rules for transfers of certain publicly traded partnership interests, including transfers of our common units, until regulations or other guidance has been issued. It is unclear when such regulations or other guidance will be issued.

Additional withholding requirements may also affect certain foreign unitholders. Please read “—Administrative Matters—Additional Withholding Requirements.”

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Latham & Watkins LLP can assure prospective common unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. For taxable years beginning on or before December 31, 2017, the Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

For such taxable years, the Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our common unitholders might be substantially reduced.

Additionally, pursuant to the Bipartisan Budget Act of 2015, the Internal Revenue Code will no longer require that we designate a Tax Matters Partner. Instead, for taxable years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We will designate our general partner as our Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Internal Revenue Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”), or subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States (“Gross Proceeds”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Internal Revenue Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

These rules generally apply to payments of FDAP Income currently and, while these rules generally would have applied to payments of relevant Gross Proceeds made on or after January 1, 2019, recently proposed Treasury Regulations eliminate these withholding taxes on payments of Gross Proceeds entirely. Unitholders generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Thus, to the extent we have FDAP Income that is not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Other Investors”), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their common units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

Prospective common unitholders should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our common units.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is:

•	a person that is not a U.S. person;

•	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•

specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $260 per failure, up to a maximum of $3,218,500 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

Certain penalties may be imposed on taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including: (i) negligence or disregard of rules or regulations, (ii) substantial understatements of income tax, (iii) substantial valuation misstatements and (iv) the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law. Except with respect to the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law, however, no penalty will be imposed for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion.

With respect to substantial understatements of income tax, the amount of any understatement subject to penalty generally is reduced by that portion of the understatement which is attributable to a position adopted on the return: (A) for which there is, or was, “substantial authority”; or (B) as to which there is a reasonable basis and the relevant facts of that position are adequately disclosed on the return. If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must adequately disclose the relevant facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty.

Recent Legislative Developments

The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships, including the elimination of partnership tax treatment for publicly traded partnerships.

On December 22, 2017, the President signed into law comprehensive U.S. federal tax reform legislation that significantly reforms the Internal Revenue Code. This legislation, among other things, contains significant changes to the taxation of our operations and an investment in our common units, including a partial limitation on the deductibility of certain business interest expenses, a deduction for our unitholders relating to certain income from partnerships, immediate deductions for certain new investments instead of deductions for depreciation over time and the modification or repeal of many business deductions and credits. We continue to examine the impact of this tax reform legislation, and as its overall impact is uncertain, we note that this tax reform legislation could adversely affect the value of an investment in our common units. Prospective common unitholders are urged to consult their tax advisors regarding the impact of this tax reform legislation on an investment in our common units.

Additional modifications to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. Please read “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our common units.

State, Local, Foreign and Other Tax Considerations

In addition to federal income taxes, you will likely be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective common unitholder should consider their potential impact on his investment in us. We currently own property or do business in many states. Several of these states impose a personal income tax on individuals; certain of these states also impose an income tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his investment in us. Accordingly, each prospective common unitholder is urged to consult his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Latham & Watkins LLP has not rendered an opinion on the state tax, local tax, alternative minimum tax or foreign tax consequences of an investment in us.

INVESTMENT IN COMMON UNITS OR DEBT SECURITIES BY EMPLOYEE BENEFIT PLANS

An investment in common units or debt securities by an employee benefit plan is subject to additional considerations to the extent that the investments by these plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), restrictions imposed by Section 4975 of the Internal Revenue Code, and provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantially similar to such provisions of the Internal Revenue Code or ERISA (collectively, “Similar Laws”). For these purposes, the term “employee benefit plan” includes, but is not limited to, certain qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and individual retirement annuities or accounts (“IRAs”) established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements, as well as governmental plans, church plans and foreign plans (collectively, “Plans”).

Incident to making an investment in us, among other things, consideration should be given by a Plan to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA, if applicable, and any applicable Similar Laws;

•	whether in making the investment, that Plan will satisfy the diversification requirements of Section 404(a)(l)(C) of ERISA, if applicable, and any other applicable Similar Laws;

•	whether the investment will result in recognition of unrelated business taxable income by the Plan and, if so, the potential after-tax investment return; and

•

whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, if applicable, and any other applicable Similar Laws.

In addition, the person with investment discretion with respect to the assets of a Plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain employee benefit plans, and Section 4975 of the Internal Revenue Code prohibits IRAs and certain other arrangements, from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code with respect to the Plan that is covered by ERISA or Section 4975 of the Internal Revenue Code unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or Section 4975 of the Internal Revenue Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

In addition to considering whether the purchase of common units or debt securities is a prohibited transaction, a fiduciary of a Plan should consider whether the Plan will, by investing in common units or debt securities, be deemed to own an undivided interest in assets of Enterprise Products Partners L.P. or in the assets of Enterprise Products Operating LLC, respectively, with the result that our general partner also would be considered to be a fiduciary of the Plan and the operations of Enterprise Products Partners L.P. (or the operations of Enterprise Products Operating LLC) would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules and/or the prohibited transaction rules of Section 4975 of the Internal Revenue Code, ERISA and any other applicable Similar Laws.

The U.S. Department of Labor regulations, as amended by Section 3(42) of ERISA, provide guidance with respect to whether the assets of an entity in which employee benefit plans or other plans subject to ERISA or Section 4975 of the Internal Revenue Code (collectively, “Benefit Plan Investors”) acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

•

the equity interests acquired by Benefit Plan Investors are publicly offered securities; i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

•

the entity is an “operating company,” — i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries; or

•

less than 25% of the value of each class of equity interest, disregarding any such interests held by our general partner, its affiliates, and some other persons, is held by Benefit Plan Investors and entities holding the “plan assets” of other Benefit Plan Investors.

Our assets should not be considered “plan assets” under these regulations because it is expected that the investment in common units will satisfy the requirements in the first bullet point above.

The foregoing discussion is general in nature, is not intended to be all-inclusive (nor should it be construed as legal advice), and is based on laws in effect on the date of this prospectus. Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing common units or debt securities on behalf of, or with the assets of, any Plan consult with their own counsel regarding the potential applicability of ERISA, Section 4975 of the Internal Revenue Code and Similar Laws to such investment and whether an exemption would be applicable to the purchase of common units or debt securities. The acquisition, holding and, to the extent relevant, disposition of common units by any Plan is in no respect by us or any of our affiliates or representatives a determination or representation that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

We may sell the common units or debt securities directly, through agents, or to or through underwriters or dealers. Please read the prospectus supplement to find the terms of the common unit or debt securities offering including:

•	the names of any underwriters, dealers or agents;

•	the offering price;

•	underwriting discounts;

•	sales agents’ commissions;

•	other forms of underwriter or agent compensation;

•	discounts, concessions or commissions that underwriters may pass on to other dealers; and

•	any exchange on which the common units or debt securities are listed.

We may change the offering price, underwriter discounts or concessions, or the price to dealers when necessary. Discounts or commissions received by underwriters or agents and any profits on the resale of common units or debt securities by them may constitute underwriting discounts and commissions under the Securities Act.

Unless we state otherwise in the prospectus supplement, underwriters will need to meet certain requirements before purchasing common units or debt securities. Agents will act on a “best efforts” basis during their appointment. We will also state the net proceeds from the sale in the prospectus supplement.

Any brokers or dealers that participate in the distribution of the common units or debt securities may be “underwriters” within the meaning of the Securities Act for such sales. Profits, commissions, discounts or concessions received by such broker or dealer may be underwriting discounts and commissions under the Securities Act.

When necessary, we may fix common unit or debt securities distribution using changeable, fixed prices, market prices at the time of sale, prices related to market prices, or negotiated prices.

We may, through agreements, indemnify underwriters, dealers or agents who participate in the distribution of the common units or debt securities against certain liabilities including liabilities under the Securities Act. We may also provide funds for payments such underwriters, dealers or agents may be required to make. Underwriters, dealers and agents, and their affiliates may transact with us and our affiliates in the ordinary course of their business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the Commission under the Exchange Act (Commission File No. 1-14323). Our filings are available to the public at the Commission’s web site at http://www.sec.gov. Additionally, we maintain an Internet Website at www.enterpriseproducts.com. On the Investor Relations page of that site, we provide access to our Commission filings free of charge as soon as reasonably practicable after filing with the Commission. The information on our Internet Website is not incorporated in this prospectus by reference and you should not consider it a part of this prospectus.

INCORPORATION BY REFERENCE

The Commission allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):

•	Annual Report on Form 10-K for the year ended December 31, 2018;

•	Current Reports on Form 8-K filed with the Commission on January 3, 2019 and January 31, 2019; and

•

The description of our common units contained in our registration statement on Form 8-A/A filed on November 23, 2010, and including any other amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus has been delivered, a copy of any and all of our filings with the Commission. You may request a copy of these filings by writing or telephoning us at:

Enterprise Products Partners L.P.

1100 Louisiana, 10th Floor

Houston, Texas 77002

Attention: Investor Relations

Telephone: (713) 381-6500

FORWARD-LOOKING STATEMENTS

This prospectus and some of the documents we incorporate by reference herein contain various forward-looking statements and information that are based on our beliefs and those of our general partner, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus or the documents we have incorporated herein by reference, words such as “anticipate,” “project,” “expect,” “plan,” “seek,” “goal,” “estimate,” “forecast,” “intend,” “could,” “should,” “would,” “will,” “believe,” “may,” “potential” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurances that such expectations will prove to be correct.

Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. The quarterly cash distributions paid by Enterprise to its unitholders are derived from the cash distributions it receives from EPO. The amount of cash EPO can distribute depends primarily upon cash flow generated by its consolidated operations. Among the key risk factors that may have a direct bearing on our financial condition, results of operations and cash flows are:

•	changes in demand for and prices and production of hydrocarbon products;

•	competition from third parties in our midstream energy businesses;

•	our debt level may limit our future financial and operating flexibility;

•	operating cash flows from our capital projects may not be immediate;

•	a natural disaster, catastrophe, terrorist attack or similar event could result in severe personal injury, property damage and environmental damage, which could curtail our operations;

•	interruptions in service and fluctuations in rates of third party pipelines that affect our assets;

•

the imposition of additional governmental regulations that cause delays or deter new oil and natural gas exploration and production activities and thus reduce the level of volumes that we process, store, transport or otherwise handle;

•	environmental liabilities or events that are not covered by an indemnity or insurance;

•	new environmental regulations that limit our operations or significantly increase our operating costs;

•	changes in the tax treatment of publicly traded partnerships;

•	the impact of current and future laws, rulings and governmental regulations; and

•	general, economic, market or business conditions.

We may also incur credit and price risk to the extent counterparties do not fulfill their obligations to us in connection with our marketing of natural gas, NGLs, propylene, refined products and/or crude oil and long-term take-or-pay agreements. The quarterly cash distributions paid by Enterprise to its unitholders are derived from the cash distributions it receives from EPO. The amount of cash EPO can distribute depends primarily upon cash flow generated by its consolidated operations.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” in this prospectus, any prospectus supplement and in the documents incorporated by reference thereby.

LEGAL MATTERS

Sidley Austin LLP, our counsel, will issue an opinion for us about the legality of the common units and debt securities. Latham & Watkins LLP will issue an opinion concerning the material federal income tax considerations regarding the common units. Any underwriter will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements incorporated into this Prospectus by reference from Enterprise Products Partners L.P.’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Enterprise Products Partners L.P. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Enterprise Products Operating LLC

$1,000,000,000 3.300% Senior Notes due 2053

Unconditionally Guaranteed by

Enterprise Products Partners L.P.

Prospectus Supplement

September 7, 2021

Joint Book-Running Managers

Citigroup

Deutsche Bank Securities

SOCIETE GENERALE

US Bancorp

BofA Securities

Credit Agricole CIB

MUFG

PNC Capital Markets LLC

TD Securities

Scotiabank

Co-Managers

Barclays	BBVA	BMO Capital Markets	Credit Suisse

J.P. Morgan	Mizuho Securities	Morgan Stanley	RBC Capital Markets

SMBC Nikko	Truist Securities	Wells Fargo Securities